                                                                    Exhibit 10.1


================================================================================


                                CREDIT AGREEMENT

                                  By and Among

                               RESPIRONICS, INC.
                                as the Borrower,

                             THE BANKS PARTY HERETO
                           as the Lenders hereunder,

                         PNC BANK, NATIONAL ASSOCIATION
                              as the Issuing Bank,

                         PNC BANK, NATIONAL ASSOCIATION
             as the Administrative Agent and the Syndication Agent

                                      and

                                BANK OF AMERICA
                     NATIONAL TRUST AND SAVINGS ASSOCIATION
                           as the Documentation Agent


                            Dated as of May 8, 1998

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                             Page
                                                                             ----
EXHIBITS...................................................................    iv
SCHEDULES..................................................................     v

ARTICLE 1.         DEFINITIONS.............................................     1

  1.1              Defined Terms...........................................     1
  1.2              Accounting Terms........................................    16
  1.3              Rules of Construction...................................    16

ARTICLE 2.         THE CREDIT FACILITY.....................................    17

  2.1              Revolving Credit Commitment.............................    17
  2.2              Interest................................................    18
  2.3              Letter of Credit Commitment.............................    22
  2.4              Method Payments.........................................    29
  2.5              Loan Account............................................    30
  2.6              Payment From Accounts Maintained by Borrower............    30
  2.7              Commitment Fee..........................................    30
  2.8              Capital Adequacy........................................    30

ARTICLE 3.         REPRESENTATIONS AND WARRANTIES..........................    31

  3.1              Existence...............................................    31
  3.2              Capitalization; Ownership...............................    31
  3.3              Subsidiaries and Other Investments......................    31
  3.4              Power and Authority.....................................    31
  3.5              Validity; Binding Effect and Enforceability.............    31
  3.6              No Conflict.............................................    32
  3.7              Financial Matters; No Material Adverse Change...........    32
  3.8              Litigation..............................................    32
  3.9              Compliance with Laws....................................    33
  3.10             Fiscal Year.............................................    33
  3.11             Condition of and Title to Assets........................    33
  3.12             Tax Returns and Payments................................    33
  3.13             Insurance...............................................    33
  3.14             Consents and Approvals..................................    33
  3.15             No Defaults.............................................    34
  3.16             Plans and Benefit Arrangements..........................    34
  3.17             Senior Debt Status......................................    34
  3.18             Environmental Matters...................................    34
  3.19             Margin Stock............................................    34
  3.20             Investment Company Act; Public Utility Holding Company..    34
  3.21             Full Disclosure.........................................    35
  3.22             Intellectual Property...................................    35
  3.23             Year 2000 Problem.......................................    35

ARTICLE 4.         AFFIRMATIVE COVENANTS...................................    35

  4.1              Use of Proceeds.........................................    35
  4.2              Delivery of Financial Statements and Other Information..    36
  4.3              Preservation of Existence; Qualification................    37



  4.4              Compliance with Laws, Contracts and Licenses............    37
  4.5              Continuance of Business.................................    37
  4.6              Accounting System; Books and Records....................    37
  4.7              Payment of Taxes and Other Liabilities..................    38
  4.8              Insurance...............................................    38
  4.9              Maintenance of Properties...............................    38
  4.10             Plans and Benefit Arrangements..........................    39
  4.11             Environmental Indemnification...........................    39
  4.12             Year 2000...............................................    39
  4.13             Restricted Subsidiaries Becoming Guarantors.............    39

ARTICLE 5.         NEGATIVE COVENANTS......................................    39

  5.1              Indebtedness............................................    39
  5.2              Liens; Negative Pledge..................................    40
  5.3              No Limitation on Dividends and Distributions............    40
  5.4              Liquidations, Mergers, Consolidations, Etc..............    40
  5.5              Dispositions of Assets..................................    40
  5.6              Loans, Advances and Investments.........................    41
  5.7              Affiliate Transactions..................................    41
  5.8              Use of Proceeds.........................................    41
  5.9              Change of Business......................................    41
  5.10             Financial Covenants.....................................    41

ARTICLE 6.         CONDITIONS TO MAKING....................................    42

  6.1              All Loans and Letters of Credit.........................    42
  6.2              Initial Loan............................................    42

ARTICLE 7.         EVENTS OF DEFAULT; REMEDIES.............................    44

  7.1              Events of Default.......................................    44
  7.2              Remedies................................................    46

ARTICLE 8.         ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT............    47

  8.1              Appointment and Grant of Authority......................    47
  8.2              Non-Reliance on Agents..................................    48
  8.3              Responsibility of Agents and Other Matters..............    48
  8.4              Action on Instructions..................................    49
  8.5              Indemnification.........................................    49
  8.6              Agents' Rights as Lenders...............................    49
  8.7              Payment to Lenders......................................    50
  8.8              Pro Rata Sharing........................................    50
  8.9              Successor Agents........................................    50

ARTICLE 9.         GENERAL PROVISIONS......................................    50

  9.1              Set-Off.................................................    50
  9.2              Amendments and Waivers..................................    51
  9.3              Taxes...................................................    52
  9.4              Expenses................................................    52
  9.5              Notices.................................................    53
  9.6              Assignments and Participations..........................    54
  9.7              Withholding of Income Taxes.............................    55
  9.8              Indemnity...............................................    56
  9.9              Successors and Assigns..................................    57
  9.10             Confidentiality.........................................    57
  9.11             Severability............................................    57



  9.12             Survival................................................    57
  9.13             GOVERNING LAW...........................................    57
  9.14             FORUM...................................................    58
  9.15             Non-Business Days.......................................    58
  9.16             Integration.............................................    58
  9.17             Headings................................................    59
  9.18             Counterparts............................................    59
  9.19             WAIVER OF JURY TRIAL....................................    59


                                    EXHIBITS
                                    --------



      Exhibit
    Designation                        Exhibit
    -----------                        -------

         A                 Revolving Credit Note

         B                 Request for/Confirmation of Loan

         C                 Compliance Certificate

         D                 Closing Certificate

         E                 Guaranty Agreement

         F                 Assignment and Assumption Agreement


                                   SCHEDULES
                                   ---------

  Schedule Designation       Schedule
          and                --------
       Principal
  Section Reference
  -----------------
        1.1                                              Existing Liens

        3.3                  Subsidiaries; Ownership Interests in Other Persons

        3.7                                      Material Changes

        3.8                                Litigation and Other Matters

        3.16                              Plans and Benefit Arrangements

        3.22                                  Intellectual Property

        5.1                    Existing Indebtedness Permitted to Remain Outstanding


                                CREDIT AGREEMENT
                                ----------------


  This CREDIT AGREEMENT, dated as of May 8, 1998 (as more fully defined below, the "Agreement"), is entered into by and among RESPIRONICS, INC., a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages hereto, and each other financial institution which, from time to time becomes a party hereto in accordance with Subsection 9.6a (individually a "Lender" and collectively the "Lenders") and PNC BANK, NATIONAL ASSOCIATION as the issuer of Letters of Credit (in such capacity the "Issuing Bank"), PNC BANK, NATIONAL ASSOCIATION as the administrative agent and the syndication agent (in such capacity the "Administrative Agent"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as the documentation agent (in such capacity, the "Documentation Agent").


                                  WITNESSETH:


  WHEREAS, the Borrower desires to obtain a Commitment (as defined below) from each of the Lenders pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $100,000,000, will be made to the Borrower from time to time prior to the Revolving Credit Termination Date (as defined below); and

  WHEREAS, the Borrower also desires to provide for the issuance for the account of the Borrower Letters of Credit with an aggregate stated amount not to exceed $10,000,000; and

  WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitment and make such Loans to the Borrower.

  NOW, THEREFORE, in consideration of the premises (each of which is incorporated herein by reference) and the mutual promises contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:


ARTICLE 1.      DEFINITIONS

1.1             Defined Terms.  As used in this Agreement, including the
                -------------
preamble and recitals hereto, the following terms shall have the meanings set forth below or in the Section or Subsection of this Agreement referred to, unless the context otherwise requires:

  Administrative Agent:  PNC Bank, National Association, in its capacity as the
  --------------------
administrative agent and the syndication agent.

  Affiliate:  As to any Person, any other Person directly or indirectly through
  ---------
one or more intermediaries Controlling, Controlled by, or under direct or indirect common Control with such Person. A Person shall be deemed to Control another Person if the Controlling Person owns five percent (5%) or more of any class of voting securities, partnership interests or other equity interests of the Controlled Person or possesses, indirectly or directly, the power to direct or cause the direction of the management or policies of the Controlled Person, whether through the ownership of voting securities, by contract or otherwise.

  Agents:  Any of the Administrative Agent or the Documentation Agent.
  ------

  Agreement:  This Credit Agreement, together with all exhibits and schedules
  ---------
hereto and all extensions, renewals, amendments, substitutions and replacements hereto and hereof.

  Applicable Commitment Fee:  A fee per annum (i) from the Closing Date until
  -------------------------
May 15, 1998 at a rate of 15 basis points and (ii) thereafter at the number of basis points based upon the Borrower's Leverage Ratio as at the end of the most recently completed Fiscal Quarter, all as set forth below.

--------------------------------------------------------------------

                 Leverage Ratio                       Applicable
                                                    Commitment Fee
--------------------------------------------------------------------
Borrower's Leverage Ratio is less than 0.5:1.0    12.5 basis points
--------------------------------------------------------------------
Borrower's Leverage Ratio is equal to or           15 basis points
greater than 0.5:1.0 but less than 1.0:1.0
--------------------------------------------------------------------
Borrower's Leverage Ratio is equal to or          17.5 basis points
greater than 1.0:1.0 but less than 1.5:1.0
--------------------------------------------------------------------
Borrower's Leverage Ratio is equal to or           20 basis points
greater than 1.5:1.0 but less than 2.0:1.0
--------------------------------------------------------------------
Borrower's Leverage Ratio is equal to or          22.5 basis points
greater than 2.0:1.0
--------------------------------------------------------------------



  Applicable Euro-Rate Margin:  (i) From the Closing Date until May 15, 1998 45
  ---------------------------
basis points and (ii) thereafter the number of basis points based upon the Borrower's Leverage Ratio as at the end of the most recently completed Fiscal Quarter, all as set forth below.

--------------------------------------------------------------------

                 Leverage Ratio                       Applicable
                                                   Euro-Rate Margin
--------------------------------------------------------------------
Borrower's Leverage Ratio is less than 0.5:1.0    32.5 basis points
--------------------------------------------------------------------
Borrower's Leverage Ratio is equal to or           45 basis points
 greater than 0.5:1.0 but less than 1.0:1.0
--------------------------------------------------------------------
Borrower's Leverage Ratio is equal to or          57.5 basis points
 greater than 1.0:1.0 but less than 1.5:1.0
--------------------------------------------------------------------


--------------------------------------------------------------------

                 Leverage Ratio                       Applicable
                                                   Euro-Rate Margin
--------------------------------------------------------------------
Borrower's Leverage Ratio is equal to or           70 basis points
 greater than 1.5:1.0 but less than 2.0:1.0
--------------------------------------------------------------------
Borrower's Leverage Ratio is equal to or          82.5 basis points
 greater than 2.0:1.0
--------------------------------------------------------------------

  Application for Letter of Credit:  Any application and agreement for
  --------------------------------
irrevocable letter of credit executed by an Authorized Person, on behalf of the Borrower, in connection with the issuance by the Issuing Bank of a Letter of Credit hereunder.

  Assignment and Assumption Agreement:  An Assignment and Assumption Agreement
  -----------------------------------
in the form of Exhibit "F" hereto.
              -----------

  Authorized Officer:  Any of the (i) President and Chief Executive Officer,
  ------------------
(ii) Vice President and Chief Financial Officer and (iii) Vice President-Corporate Controller of the Borrower. The Agents, the Lenders and the Issuing Bank shall be entitled to rely on the incumbency certificate delivered pursuant to Section 6.2 for the initial designation of each Authorized Officer.
Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Administrative Agent a revised, fully-executed incumbency certificate.

  Base Rate:  For any day the higher of (i) the sum of (A) the Federal Funds
  ---------
Effective Rate for such day plus (B) fifty (50) basis points (1/2%) per annum
                            ----
and (ii) the Prime Rate.

  Base Rate Loan:  A Loan under the Commitment bearing interest at the Base Rate
  --------------
Option.

Base Rate Option:  The ability of the Borrower to elect Base Rate Loans, as set
----------------
forth in Section 2.2.

  Base Rate Tranche:  That portion of the Loans bearing interest at the Base
  -----------------
Rate Option.

  Benefit Arrangement:  An "employee benefit plan", within the meaning of
  -------------------
Section 3(3) of ERISA, which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower or any ERISA Affiliate for the benefit of employees of the Borrower or any ERISA Affiliate.

  Borrower:  Respironics, Inc., a Delaware corporation, and its successors and
  --------
permitted assigns.

  Borrowing Date:  With respect to any Loan, the date for the making thereof,
  --------------
which shall be a Business Day.

  Borrowing Tranche:  Each portion of the Loans bearing interest at a discrete
  -----------------
Euro-Rate Option and that portion of the Loans bearing interest at the Base Rate Option.

  Business Day:  With respect to any borrowing or payment of Euro-Rate Loans or
  ------------
a selection of the Euro-Rate Option, a day other than a Saturday or a Sunday on which banks are open for business in Pittsburgh, Pennsylvania and on which dealings in Dollars are carried on in the London interbank market; and for all other purposes, a day other than a Saturday or a Sunday on which commercial banks in Pittsburgh, Pennsylvania are open for business.

  Capital Adequacy Event:  This term shall have the meaning given it in Section
  ----------------------
2.8.

  Capital Compensation Amount:  This term shall have the meaning given it in
  ---------------------------
Section 2.8.

  Capitalized Lease:  Any lease of property by the Borrower or a Subsidiary of
  -----------------
the Borrower, as lessee, which would be capitalized in accordance with GAAP.

  Capitalized Lease Obligations:  The amount of the obligations of the Borrower
  -----------------------------
and its Subsidiaries under Capitalized Leases which would be shown as a liability of the Borrower or such Subsidiary in accordance with GAAP.

  Change of Control:  Within a period of twelve (12) consecutive calendar months
  -----------------
(i) individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower, or (ii) a Person or group of Persons acting in concert and who is not
(a) an Affiliate of shareholders of the Borrower on the first day of such period or (b) a Person who is eligible to report their ownership of capital stock of the Borrower on Form 13G filed with the Securities and Exchange Commission shall acquire twenty percent (20%) or more of the issued and outstanding capital stock of the Borrower.

  Closing Certificate:  A certificate substantially in the form of Exhibit "D"
  -------------------                                              -----------
hereto.

  Closing Date:  May 8, 1998 or such later date as is mutually agreeable to the
  ------------
parties hereto.

  Closing Fee:  A fee of $50,000 due to the Lenders on the Closing Date, which
  -----------
fee is to be allocated among the Lenders pro rata in accordance with each Lender's Commitment Percentage.

  Commitment:  As to each Lender, the obligation of such Lender to make Loans
  ----------
available to the Borrower pursuant to Section 2.1 in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereto (as the same may be reduced at any time or from time to time pursuant to Subsection 2.1f and Subsection 2.3a) and, as to all Lenders, the obligation of the Lenders to make Loans available to the Borrower in a maximum aggregate amount not to exceed $100,000,000 as set forth in Section 2.1.

  Commitment Fee:  The fee payable to the Lenders set forth in Section 2.7.
  --------------

  Commitment Percentage:  The proportion that a Lender's Commitment bears to the
  ---------------------
Commitments of all of the Lenders, collectively.

  Compliance Certificate:  A certificate substantially in the form of Exhibit
  ----------------------                                              -------
"C" which has been executed by an Authorized Officer and delivered to the
---
Administrative Agent.

  Consolidated:  The consolidation in accordance with GAAP of the items as to
  ------------
which such term applies.

  Consolidated EBIT:  For the relevant period, the sum of the Borrower's (i)
  -----------------
Consolidated Net Income, (ii) Consolidated income tax expense and (iii) Consolidated Interest Expense; provided, that except as adjusted by the
                               --------
following proviso, there shall be excluded from Consolidated Net Income (a) any extraordinary items of gain or loss (including, without limitation, those items created by mandated changes in accounting treatment), and (b) any gain or loss of any Person accounted for on the equity method, except to the extent of cash distributions received during the relevant period; and provided further that (a)
                                                       -------- -------
the non-recurring charges directly related to the Healthdyne Acquisition and (b) non-recurring charges related to the defense of the attempted hostile takeover of Healthdyne by Invacare, Inc., to the extent such changes are not otherwise included in items (ii) and (iii) immediately above, shall be added to the Borrower's Consolidated Net Income for the Fiscal Quarters ending March 31, 1998, June 30, 1998, September 30, 1998 and December 31, 1998.

  Consolidated EBITDA:  For the relevant period, the sum of the Borrower's (i)
  -------------------
Consolidated Net Income, (ii) Consolidated income tax expense, (iii) Consolidated Interest Expense, (iv) Consolidated depreciation and amortization expenses and (v) other Consolidated non-cash expenses for the Borrower, all determined in accordance with GAAP; provided that except as adjusted by the
                                    --------
following proviso there shall be excluded from Consolidated Net Income (a) any extraordinary items of gain or loss (including, without limitation, those items created by mandated changes in accounting treatment), and (b) any gain or loss of any Person accounted for on the equity method, except to the extent of cash distributions received during the relevant period; and provided further that (a)
                                                       -------- -------
the non-recurring charges directly related to the Healthdyne Acquisition and (b) non-recurring charges related to the defense of the attempted hostile takeover of Healthdyne by Invacare, Inc., to the extent such changes are not otherwise included in items (ii) and (iii) immediately above, shall be added to the Borrower's Consolidated Net Income for the Fiscal Quarters ending March 31, 1998, June 30, 1998, September 30, 1998 and December 31, 1998.

  Consolidated Total Assets:  For the relevant period, on a Consolidated basis,
  -------------------------
the value of all properties and all right, title and interest in such properties which would be classified as assets, determined in accordance with GAAP exclusive of all write-ups above depreciated costs

(other than write-ups resulting from foreign currency translations, write-ups to market value of marketable securities and of swaps, hedges and futures and write-ups of assets of a going concern basis made within twelve months after the acquisition of such business) subsequent to July 1, 1997 in the book value of any asset owned by the Borrower or a Subsidiary.

  Contamination:  The uncontained presence of Hazardous Substances at any real
  -------------
property of the Borrower or any Subsidiary, whether owned or leased, which may require clean-up or remediation under any Environmental Law.

  Control and its Derivatives:  The possession, directly or indirectly, of the
  ---------------------------
power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise, including the power to elect a majority of the directors of a corporation or trustees of a trust, as the case may be.

  Default:  Any condition, event, omission or act which with the giving of
  -------
notice, the passage of time or both would constitute an Event of Default.

  Disbursement:  Each advance of funds hereunder as a Loan.
  ------------

  Documentation Agent:  Bank of America National Trust and Savings Association.
  -------------------

  Dollars or $:  The legal tender of the United States of America.
  ------------

  Environmental Claim:  Any claim, suit, notice, order, demand or other
  -------------------
communication made by any Person with respect to the Borrower or any Subsidiary or any of their respective properties, whether owned or leased, that: (i) asserts a violation of an Environmental Law; (ii) asserts a liability under an Environmental Law; (iii) orders investigation, corrective action, remediation or other response under an Environmental Law; (iv) demands information under an Environmental Law; (v) alleges personal injury or property damage resulting from Hazardous Substances; or (vi) alleges that there is or may be Contamination.

  Environmental Law:   Any Governmental Rule, permit, license, writ, injunction,
  -----------------
decree, award or standard concerning health, safety and protection of, or regulation of the discharge of substances into, the environment, whether now in existence or hereafter enacted, agreed to, issued or otherwise becoming effective.

  Equity Offering:  The public or private issuance of capital stock of the
  ---------------
Borrower other than that pursuant to an employee or director stock option plan, employee stock purchase plan, 401(k) plan, or other Benefit Arrangement.

  ERISA:  The Employee Retirement Income Security Act of 1974 as it may from
  -----
time to time be amended, supplemented or otherwise modified, or any successor statute, and the rules and regulations promulgated thereunder.

  ERISA Affiliate:  At any time any member of a controlled group of corporations
  ---------------
under Section 414(b) of the Internal Revenue Code of which the Borrower is a member, and any trade or business (whether or not incorporated) under common control with the Borrower under Section 414(c) of the Internal Revenue Code, and all other entities which, together with the Borrower, are or were treated as a single employer under Sections 414(m) or 414(o) of the Internal Revenue Code.

  Euro-Rate: With respect to Borrowing Tranches to which the Euro-Rate Option
  ---------
applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be equal to the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association set forth on Dow Jones Market Service (formerly known as Telerate) display page 3750 (or an appropriate successor, or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent), two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

               Average of London interbank offered rates on Dow
  Euro-Rate =  Jones Markets Service display page 3750 as quoted by BBA
               ---------------------------------------------------------
               1.00 - Euro-Rate Reserve Percentage

  Euro-Rate Interest Period:  Any individual period of one, two, three or six,
  -------------------------
months, commencing on the date a Euro-Rate Option is exercised with respect to a Euro-Rate Loan; provided, however, that (i) any Euro-Rate Interest Period which
                --------  -------
would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month, in which case such Euro-Rate Interest Period shall end on the next preceding Business Day, (ii) any Euro-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month, and (iii) no Euro-Rate Interest Period may end after the Revolving Credit Termination Date; and provided further that until the earliest to occur of (x)
                      -------- -------
ninety (90) days from the date hereof or (y) receipt from the Administrative Agent of notice that the Agreement has been fully syndicated, the Borrower shall only be allowed to select periods of one month.

  Euro-Rate Loan:  A Loan bearing interest under the Euro-Rate Option, as set
  --------------
forth in Subsection 2.2.

  Euro-Rate Option:  The ability of the Borrower to elect Euro-Rate Loans, as
  ----------------
set forth in Subsection 2.2.

  Euro-Rate Reserve Percentage:  For each Euro-Rate Interest Period, that
  ----------------------------
percentage (expressed as a decimal), as determined by the Administrative Agent as to the Euro-Rate Loan as to which the rate is then being set, which is in effect on the first day of such Euro-Rate Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirements (including without limitation supplemental, marginal or emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such system.

  Euro-Rate Tranche:  Each portion of the Loans bearing interest at a discrete
  -----------------
Euro-Rate Option.

  Event of Default:  Any of the events specified in Section 7.1.
  ----------------

  Existing Letter of Credit :  The Wouterson Letter of Credit and those
  --------------------------
outstanding Letters of Credit set forth on Schedule 5.1.
                                           ------------

  Federal Funds Effective Rate:  For any day, the interest rate per annum
  ----------------------------
(rounded upward, if necessary, to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor thereto) as being the weighted average of rates on overnight federal funds transactions arranged by Federal funds brokers with members of the Federal Reserve System as published on the succeeding Business Day; provided, however, that if such day is not a
                             --------  -------
Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the immediately preceding Business Day or (ii) if such rate shall not be published by such Federal Reserve Bank, such rate as determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error).

  Fee:  Any fee payable by the Borrower to the Agents, the Lenders or the
  ---
Issuing Bank hereunder, or under any of the other Loan Documents, including without limitation the Administrative Agent's fee, the Commitment Fee, the Letter of Credit Fee, the Fronting Fee and the underwriting fee.

  Fiscal Quarter:  Each three-month fiscal period of the Borrower beginning
  --------------
respectively on each successive July 1, October 1, January 1 and April 1 during the term hereof and ending on the immediately succeeding September 30, December 31, March 31 and June 30.

  Fiscal Year:  Each annual fiscal period of the Borrower beginning July 1 and
  -----------
ending on the immediately succeeding June 30.

  Fronting Fee:  The fee payable to the Issuing Bank pursuant to item (ii) of
  ------------
Subsection 2.3e.

  GAAP:  Generally accepted accounting principles which are consistent with the
  ----
principles promulgated or adopted by the Financial Accounting Standards Board, its predecessors and its successors, including any official interpretations thereof.

  Governmental Approval:  Any order, consent, authorization, license,
  ---------------------
validation, approval and permit, issued to or required to be obtained by the Borrower or any of its Subsidiaries in connection with the ownership, construction, erection, installation, operation and maintenance of their respective properties, and the conduct of their respective present businesses.

  Governmental Authority:  The government of the United States or the government
  ----------------------
of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, court, arbitrator, authority, body or entity or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including but not limited to the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, any central bank or any comparable authority, and any successor to any of the foregoing.

  Governmental Rule:  Any law, statute, rule, regulation, treaty, ordinance,
  -----------------
order, writ, injunction, decree, judgment, guideline, directive or decision of any Governmental Authority, including without limitation Environmental Laws, all whether in existence on the Closing Date or whether issued, enacted or adopted after the Closing Date, and any change therein or in the interpretation or application thereof following the Closing Date.

  Guarantor:  Each Restricted Subsidiary of the Borrower in existence on the
  ---------
Closing Date and each Person which becomes a Restricted Subsidiary of the Borrower on and after the Closing Date.

  Guaranty:  As to any Person, any obligation, direct or indirect, by which such
  --------
Person undertakes to guaranty, assume or remain liable for the payment of a second Person's obligations, including but not limited to (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform, (iv) agreements to remain liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital, solvency or general financial condition of a second Person and (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the nonfurnishing of such services.

  Guaranty Agreement:  A Guaranty Agreement in the form of Exhibit "E" hereto,
  ------------------                                       -----------
together with all extensions, renewals, amendments, supplements, substitutions and replacements thereof and thereto.

  Hazardous Substance:  Any (i) substance which is defined as such or regulated
  -------------------
in any manner by any Environmental Law and (ii) petroleum products.

  Healthdyne:  Respironics Georgia, Inc., a Georgia corporation (formerly known
  ----------
as Healthdyne Technologies, Inc.), a wholly-owned Subsidiary of the Borrower.

  Healthdyne Acquisition:  The merger on February 11, 1998 of RIGA Inc., a
  ----------------------
Georgia corporation, which was a wholly owned Subsidiary of the Borrower, with and into Healthdyne, with Healthdyne being the surviving corporation, pursuant to which each outstanding share of Healthdyne common stock was exchanged for shares of the Borrower's common stock, all as set forth in the Agreement and Plan of Reorganization, as amended, dated as of November 10, 1997 and the Agreement and Plan of Merger, as amended, dated as of November 10, 1997.

  Indebtedness:  Individually and collectively, (i) obligations and indebtedness
  ------------
for borrowed money, including but not limited to the Obligations; (ii) obligations evidenced by bonds, debentures, notes, including but not limited to the Notes, or similar instruments; (iii) obligations under conditional sale or other title retention agreements relating to property purchased; (iv) obligations issued or assumed as the deferred purchase price of property or services; (v) Capitalized Lease Obligations; (vi) obligations with respect to letters of credit, whether matured or contingent; (vii) obligations with respect to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other agreement or arrangement designed to provide protection against fluctuations in interest rates; (viii) obligations of others secured by any Lien on property or assets owned or acquired by the affected Person, whether or not the obligations secured thereby have been assumed; (ix) Guarantees; and (x) all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing; provided, however, that Indebtedness shall not include accounts payable incurred
--------  -------
in the ordinary course of business or accruals, made in accordance with GAAP, for liabilities for expenses incurred in the ordinary course of business, if those accounts payable or accrued liabilities do not constitute or represent obligations to repay borrowed money.

  Interest Rate Option:  Either of the Base Rate Option or the Euro-Rate Option.
  --------------------

  Internal Revenue Code:  The Internal Revenue Code of 1986 or any successor
  ---------------------
legislation thereto, and the rules and regulations issued or promulgated thereunder, including any amendments to any of the foregoing.

  Issuing Bank:    PNC Bank, in its capacity as the issuer of Letters of Credit
  ------------
hereunder; provided, however, that solely for purposes of the Westminster IRB
           --------  -------
Letter of Credit more fully described under item 2 of Schedule 5.1, "Issuing
                                                      ------------
Bank" shall mean Norwest Bank of Colorado, N.A.

  Lender:  As more fully defined in the preamble to this Agreement.
  ------

  Letter of Credit:  Any irrevocable stand-by or commercial letter of credit,
  ----------------
including, without limitation, the Wouterson Letter of Credit and the Existing Letters of Credit, issued by the Issuing Bank hereunder, as each such letter of credit may, from time to time, be amended, renewed, extended, supplemented or replaced.

  Letter of Credit Commitment:  The Commitment of the Issuing Bank to issue
  ---------------------------
Letters of Credit, all as set forth in Article 2 hereof.

  Letter of Credit Fee:  The fee due the Lenders set forth in Section (i) of
  --------------------
Subsection 2.3e.

  Letter of Credit Usage:  As of any date of determination, the sum of (i) the
  ----------------------
maximum aggregate Stated Amount that is or at any time thereafter may become available for drawing under the Letters of Credit plus (ii) the aggregate amount
                                                  ----
of all draws under the Letter of Credit honored by the Issuing Bank and not theretofore reimbursed by the Borrower.

  Leverage Ratio:  As of any date of determination the ratio of (i) the
  --------------
Borrower's Consolidated Indebtedness to (ii) the Borrower's Consolidated EBITDA for the immediately preceding four Fiscal Quarters treated as a single accounting period.

  Lien:  Any security interest, mortgage, charge, pledge, hypothecation,
  ----
assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any capitalized lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code), in, upon or against any asset of the affected Person, whether or not voluntarily given.

  Loan:  As to any Lender as of any date the aggregate amount of all
  ----
Disbursements made by such Lender under such Lender's Commitment.

  Loan Account:  Any loan account referred to in Section 2.5.
  ------------

  Loan Document:  Any of this Agreement, the Revolving Credit Notes, each
  -------------
Application for Letter of Credit, the Guaranty Agreements and all other agreements, documents and instruments executed and delivered from time to time to govern, evidence or secure the Obligations or any of the foregoing documents and instruments, and the statements, reports, certificates and other documents required by, or related to, any of the foregoing, together with all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

  Loan Party:  The Borrower and each Guarantor.
  ----------

  Material Adverse Change:  Any set of circumstances or events which (i) has any
  -----------------------
material adverse effect upon the validity or enforceability of this Agreement or any of the other Loan Documents; (ii) is material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower or any of its Subsidiaries taken as a whole; (iii) impairs materially the ability of any Loan Party to duly and punctually pay or perform its Obligations; or (iv) impairs materially the ability of the Agents, the Lenders or the Issuing Bank, to the extent permitted, to enforce legal remedies pursuant to this Agreement and the other Loan Documents.

  Material Adverse Effect:  An effect that results in or causes a Material
  -----------------------
Adverse Change.

  Money Purchase Plan:  Any Benefit Arrangement subject to the minimum funding
  -------------------
standards under Section 302 of ERISA and Section 412 of the Internal Revenue
Code.

  Moody's:  Moody's Investor Services, Inc. or any successor thereto.
  -------

  Multiemployer Plan:  A "multiemployer plan" as defined in Section 4001(a)(3)
  ------------------
of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

  Net Proceeds:  The net proceeds of any Equity Offering after having deducted
  ------------
from the gross proceeds of such Equity Offering all costs and fees associated therewith.

  Obligations:  Collectively, (i) all unpaid principal of, and accrued and
  -----------
unpaid interest on, the Loans, (ii) all accrued and unpaid Fees, (iii) any other amounts due hereunder or under any of the other Loan Documents, including any and all reimbursements, indemnities, Fees, costs, expenses, prepayment premiums, break-funding costs and other obligations the Borrower to the Agents, the Lenders, or the Issuing Bank, or any indemnified party hereunder and thereunder, and (iv) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Administrative Agent's counsel, which the Borrower is responsible to pay pursuant to the terms of this Agreement and the other Loan Documents.

  Participant:  Any bank or financial institution which acquires from a Lender
  -----------
an undivided interest in such Lender's Commitment and Loans, pursuant to Subsection 9.6c.

  Participation:  The sale, made in accordance with the provisions of Subsection
  -------------
9.6c, by a Lender to any Participant of an undivided interest in such Lender's Commitment and Loans.

  PBGC:  The Pension Benefit Guaranty Corporation established pursuant to ERISA,
  ----
or any entity succeeding to any or all of its functions under ERISA.

  Permitted Investments:  Any of the following:
  ---------------------

  (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve months or less from the date of acquisition;

  (ii) commercial paper maturing in 180 days or less rated not lower than A-1 by S&P or P-1 by Moody's on the date of acquisition;

  (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by S&P or Moody's on the date of acquisition;

  (iv) publicly traded debt securities rated at least A or better by either S&P or Moody's on the date of acquisition;

  (v) investments in money market funds rated AA or AAm-G or higher (or an equivalent rating) by S&P or Moody's and whose net asset value remains constant $1.00 per share; and

(vi) cash management "sweep accounts" made available to the Borrower and its Subsidiaries by any Lender which invest directly or indirectly through common investment funds, repurchase agreements or otherwise in securities of the type described in items (i) through (v) inclusive above.

  Permitted Lien:  Any of the following:
  --------------

  (i) Liens for taxes, assessments, governmental charges or levies on the affected Person's properties if such taxes, assessments, governmental charges or levies (A) are not at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which such Person has created adequate reserves or (B) are not pursuant to any Environmental Law;

  (ii) Pledges or deposits to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

  (iii) Liens arising out of judgments or awards against it with respect to which enforcement has been stayed and such Person at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted and with respect to which it has created adequate reserves or has adequate insurance protection; provided,
                                                                --------
however, that at no time may the aggregate Dollar amount of such judgment Liens
-------
exceed the amount of insurance applicable to such judgment or award plus the amount of all reserves applicable to such judgment or award plus $1,000,000;

  (iv) Mechanics', carriers', workmen's, repairmen's and other similar statutory liens incurred in the ordinary course of such Person's business, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted;

  (v) Security interests in favor of lessors of personal property, which property is the subject of a true lease between the lessor and the affected Person;

  (vi) Liens to secure (x) purchase money security interests, as the that term is defined in the Uniform Commercial Code, in property that secures the indebtedness that was incurred to acquire the property or (y) Capitalized Lease Obligations, each respectively to the extent permitted by items (iii) and (iv) of Section 5.1 hereof;

  (vii) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnify, performance or other similar bonds required in the ordinary course of business;

  (viii) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use; and

  (ix) Liens existing on the Closing Date and set forth on Schedule 1.1 and
                                                           ------------
liens created to secure the refinancing of Indebtedness set forth on Schedule
                                                                     --------
5.1 which refinancing is in accordance with the terms of item (ii) of Section
---                                                                   -------
5.1.
---

  Person:  Any individual, partnership, corporation, trust, joint venture,
  ------
unincorporated organization, association, limited liability company, entity or Governmental Authority.

  Plan:  As to any Person, any employee pension benefit plan other than a
  ----
Multiemployer Plan which is covered by Title IV of ERISA and which either (i) is maintained by such Person and/or any ERISA Affiliate of such Person for employees of such Person and/or any ERISA Affiliate or (ii) has at any time within the preceding five years been maintained by such Person and/or any entity which was an ERISA Affiliate at such time for their respective employees.

  PNC Bank:  PNC Bank, National Association, a national banking association.
  --------

  Prime Rate:  For any day, a fluctuating interest rate per annum equal to the
  ----------
rate of interest which PNC Bank announces from time to time as its prime lending rate, which rate may not be the lowest rate then being charged by PNC Bank to commercial borrowers.

  Prohibited Transaction:  A "prohibited transaction" as defined under Section
  ----------------------
406 of ERISA or Section 4975 of the Internal Revenue Code.

  Purchasing Lender:  Shall have the meaning given it in Subsection 9.6a.
  -----------------

  Register:  Shall have the meaning given it in Subsection 9.6b.
  --------

  Regulations T, U and X:  Regulations T, U and X promulgated by the Board of
  ----------------------
Governors of the Federal Reserve System 12 C.F.R. Part 220 et seq., 12 C.F.R.
Part 221 et seq. and 12 C.F.R. Part 224 et seq., respectively), as such regulations are now in effect and as may hereafter be amended.

  Reportable Event:  A "reportable event" described in Section 4043(b) of ERISA
  ----------------
and in 29 C.F.R. Part 2615.

  Required Lenders:  As of a particular day (i) prior to the termination of the
  ----------------
Commitments, the Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds (66-2/3%) of the aggregate Commitment Percentages of all the Lenders and (ii) after the termination of the Commitments, the Lenders whose Loans outstanding aggregate at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Loans at the particular time outstanding.

  Respironics Deutschland Acquisition:  The acquisition of all of the issued and
  -----------------------------------
outstanding stock of Stimotron Medizinische Gerate GmbH, a German corporation, under and pursuant to the terms of that certain Purchase Agreement dated February 24, 1997, between Lifecare Europe GmbH (now Respironics Deutschland
GmbH) and Johannes Wouterson.

  Restricted Subsidiary:  (i) Each Subsidiary of the Borrower designated on
  ---------------------
Schedule 3.3 as a Restricted Subsidiary, (ii) each Subsidiary which on or after
------------
the Closing Date contributes in any Fiscal Year of the Borrower more than five percent (5%) of the Borrower's Consolidated Net Income as of each Fiscal Year beginning with the Fiscal Year ending June 30, 1999 and (iii) each other Subsidiary of the Borrower designated as a Restricted Subsidiary by the Borrower.

  Revolving Credit:  Shall have the meaning given to it in Section 2.1.
  ----------------

  Revolving Credit Note:  Any of the several promissory notes of the Borrower
  ---------------------
evidencing Indebtedness of the Borrower under the Commitment and in substantially the form of Exhibit "A", together with all extensions, renewals,
                          -----------
amendments, substitutions and replacements thereto and thereof.

  Revolving Credit Termination Date:  April 30, 2003.
  ---------------------------------

  S&P:  Standard & Poor's Rating Group, a division of McGraw-Hill, Inc., or any
  ---
successor thereto.

  Stated Amount:   The amount available to beneficiaries of Letters of Credit
  -------------
for one or more drawings thereunder as such amount is increased, reduced or reinstated from time to time in accordance with the provisions of any Letter of Credit and this Agreement.

  Subsidiary:  Either (i) any corporation more than 50% of the outstanding
  ----------
voting securities of which shall at the time be owned or controlled, directly or indirectly, by the affected

Person or one or more Subsidiaries or such Person, or by the affected Person and one or more Subsidiaries, or (ii) any other Person which is so owned or controlled.

  Transfer Effective Date:  This term shall have the meaning ascribed to it in
  -----------------------
the applicable Assignment and Assumption Agreement.

  Transferor Lender:  Shall have the meaning given it in Subsection 9.6a.
  -----------------

  Unreimbursed Amount:  This term shall have the meaning given it in Subsection
  -------------------
2.3d.

  Unrestricted Subsidiary:  Each Subsidiary of the Borrower which is not a
  -----------------------
Restricted Subsidiary.

  Wouterson Letter of Credit:  Letter of Credit issued by the Issuing Bank on or
  --------------------------
about February 19, 1997 in the initial Stated Amount of $2,500,000, having an expiration date of August 31, 2001, having as its beneficiary Johannes Wouterson and issued as part of the terms and conditions of the Respironics Deutschland Acquisition.

  Year 2000 Problem:  The risk that computer applications used by or for the
  -----------------
benefit of the Borrower or any Subsidiary may be unable to recognize or perform properly certain date sensitive functions involving certain dates prior to and any date after December 31, 1999.

1.2  Accounting Terms.  Each accounting term not defined herein
     ----------------
and each accounting term partly defined herein, to the extent not defined, shall have the meaning given it under GAAP.

1.3  Rules of Construction.  In this Agreement and the other Loan
     ---------------------
Documents (except as otherwise expressly provided or unless the context otherwise requires) (i) terms defined in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified,
(ii) any pronoun used shall be deemed to cover all genders, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement and (iv) all references to particular Articles, Sections, items, clauses, exhibits and schedules are references to the Articles, Sections, items, exhibits and schedules of and to this Agreement.


ARTICLE 2. THE CREDIT FACILITY

2.1  Revolving Credit Commitment.
     ---------------------------

2.1a Loans.  The Lenders hereby severally establish, upon the terms
     -----
and conditions hereinafter set forth and relying upon the representations and warranties herein set forth, a revolving credit in favor of the Borrower in the maximum aggregate amount of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00) (the "Revolving Credit"). The

Borrower shall have the right to borrow, repay and reborrow from the Lenders from the date hereof until the Revolving Credit Termination Date pursuant to draws upon the Revolving Credit the principal amount of which, together with the Stated Amount of all then outstanding Letters of Credit, shall not exceed $100,000,000 in the aggregate at any one time outstanding.

2.1b Commitment of Each Lender. Each Lender agrees, for itself only, and subject
     -------------------------
to the terms and conditions of this Agreement, to make Loans to the Borrower from time to time not to exceed an aggregate principal amount at any one time outstanding equal to the amount of its respective Commitment Percentage of the Revolving Credit.

2.1c Notes. The obligation of the Borrower to repay, on or before the Revolving
     -----
Credit Termination Date, the aggregate unpaid principal amount of all Loans shall be evidenced by the several Revolving Credit Notes, each substantially in the form of Exhibit "A" hereto, drawn by the Borrower to the order of a Lender
            ----------
in the maximum amount of such Lender's Commitment. The principal amount actually due and owing to a Lender at any time shall be the then aggregate unpaid principal amount of all Loans made by such Lender as shown on the Loan Account established and maintained by such Lender in accordance with Section 2.5.

2.1d Disbursements.  The amount (i) of any Disbursement of a Base
     -------------
Rate Option shall be in the minimum aggregate principal amount of $1,000,000 or an integral multiple thereof and (ii) of any Disbursement to bear interest at the Euro-Rate Option shall be in the minimum aggregate principal amount of $2,000,000; provided, however that each incremental unit in excess of $2,000,000
            --------  -------
shall be $1,000,000 or an integral multiple thereof.

2.1e Method of Making Disbursements. (i) Each request for Disbursements under
     ------------------------------
the Commitment shall be made by an Authorized Officer to the Administrative Agent orally or in writing (A) in the case of Disbursements to bear interest at the Base Rate Option, by 11:00 A.M. (eastern time) on the Borrowing Date, and
(B) in the case of Disbursements to bear interest at the Euro-Rate Option, by 10:00 A.M. (eastern time) at least two (2) Business Days prior to the Borrowing Date. Each such request shall (i) specify the Borrowing Date, (ii) specify the amount of the Disbursements, (iii) select the Interest Rate Option(s) therefor and (iv) in the case of Disbursements which will bear interest at the Euro-Rate Option, the Interest Period therefor. Any oral request for Disbursements hereunder shall be followed by the Borrower's written confirmation of such request promptly thereafter. A request from the Borrower with respect to any Disbursements bearing interest at the Euro-Rate Option shall irrevocably commit the Borrower to take such Disbursements on the Borrowing Date specified in the request. The Borrower may, without liability or cost hereunder, cancel any request for Disbursements bearing interest at the Base Rate at any time prior to the funding thereof by each of the Lenders by delivering notice of such cancellation to the Administrative Agent.

  (ii) The Administrative Agent shall promptly notify the Lenders of each request for a Disbursement.

  (iii) Not later than 2:00 P.M. (eastern time) on the Borrowing Date, each Lender shall make available to the Administrative Agent in immediately available funds at the principal office of the Administrative Agent such Lender's pro-rata share of the Disbursements, for the account of the Borrower. No Lender's obligation to make a Disbursement shall be affected by any other Lender's failure to make funds available for the same or any other Disbursement. Nothing in this Subsection 2.1e shall be deemed to relieve any Lender from its obligation to fulfill its obligations to the Borrower under this Agreement or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

2.1f Voluntary Reductions of Commitment; Voluntary Principal Payments.
     ----------------------------------------------------------------

  (i)  Voluntary Reductions.  Upon two Business Days' written notice to the
       --------------------
Administrative Agent, the Borrower may from time to time voluntarily permanently reduce the Commitment. Each voluntary reduction shall be in a minimum amount of $10,000,000 or, if greater than $10,000,000, in integral multiples of $1,000,000.

  (ii) Effect of Reductions.  Simultaneously with each voluntary permanent
       --------------------
reduction, the Borrower shall make a payment of the outstanding Loans equal to the excess, if any, of (A) the aggregate principal amount of the outstanding Loans and the Stated Amount of any Letters of Credit over (B) the Commitment, as so reduced. Notice of a reduction, once given, shall be irrevocable. All such reductions shall be without penalty or premium (except for amounts owing pursuant to Subsection 2.2e, if any).

 (iii) Application of Reductions and Payments. Any principal payments shall be
       --------------------------------------
accompanied by all accrued and unpaid interest thereon, all amounts due pursuant to Section 2.2, if any, and, in the case of a permanent reduction of the Commitment to zero, any other outstanding Obligations which are then due and payable. All such payments shall be applied by the Administrative Agent to repay Base Rate Loans first, and then to repay Euro-Rate Loans.

2.2 Interest.
    --------

2.2a Interest Rates. During the term hereof the Borrower, in accordance with the
     --------------
provisions of this Section 2.2, shall have the option of electing from time to time one or more of the Interest Rate Options to be applied by the Administrative Agent to outstanding Loans, as follows: interest (i) under the Base Rate Option shall accrue at a rate per annum equal to the Base Rate, and
(ii) under the Euro-Rate Option shall accrue at a rate per annum equal to the sum of (A) the Euro-Rate plus (B) the Applicable Euro-Rate Margin.

2.2b Adjustments to Interest Rates.
     -----------------------------

  (i) Changes in Base Rate. The Base Rate Option shall be adjusted from time to
      --------------------
time, without notice to the Borrower, as necessary to reflect any changes in the Base Rate, which adjustments shall be automatically effective on the day of any such change.

  (ii) Changes in the Applicable Euro-Rate Margin. On and after May 15, 1998,
       ------------------------------------------
the Applicable Euro-Rate Margin for each Euro-Rate Tranche then outstanding shall be adjusted automatically, from time to time effective on (A) the forty-sixth day after the end of each of the first three Fiscal Quarters of each Fiscal Year and (B) the ninety-first day after the end of the fourth Fiscal Quarter of each Fiscal Year to reflect any change in the Borrower's Leverage Ratio.

  (iii) Changes in Euro-Rate Reserve Percentage. The Euro-Rate shall be adjusted
        ---------------------------------------
from time to time, with respect to Euro-Rate Loans, without notice to the Borrower, as necessary to reflect any changes in the Euro-Rate Reserve Percentage, which adjustments shall be automatically effective on the day of such change.

  (iv) Event of Default. After the occurrence of and during the continuance of
       ----------------
an Event of Default and whether or not judgment has been entered against the Borrower on the Revolving Credit Notes, the Loans shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate.

  (v) Notice of Changes.  The Administrative Agent will promptly notify the
      -----------------
Borrower and the Lenders of any changes of rates set forth in items (i), (ii),
(iii) and (iv) above which notice, in all cases, will be after such changes become effective. Failure of the Administrative Agent to notify the Borrower and the Lenders of any such change shall not impair the validity of any such rate change.

2.2c Interest Rate Option Elections, Renewals and Conversions. Subject to the
     --------------------------------------------------------
remaining provisions of this Agreement, the Borrower shall have the option to elect to have all or any Loans bear interest at either of the Interest Rate Options and shall have the right to renew elections of Interest Rate Options and convert Loans to other Interest Rate Options. Notice of the Borrower's election shall be made in accordance with Section 2.1. Elections of, conversions to or renewals of the Base Rate Option shall continue in effect until converted to the Euro-Rate Option. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each such Euro-Rate Option at the expiration of the applicable Euro-Rate Interest Period. Any Loans outstanding for which no elections have been made shall bear interest under the Base Rate Option.

2.2d Limitation on Election of Euro-Rate Options.  Each election of the
     -------------------------------------------
Euro-Rate Option or the prepayment of all or any Euro-Rate Loans shall be in the minimum principal amount of $2,000,000 or, if in excess of $2,000,000, in integral multiples of $1,000,000. At no time during the term hereof may there be more than a total of seven (7) separate Euro-Rate Tranches in effect; provided, however, if the Borrower is borrowing under the Base Rate Option there
--------  -------
may be no more than a total of six (6) separate Euro-Rate Tranches in effect. Upon the occurrence and during the continuance of an Event of Default, the Borrower's right to elect, renew or convert to Euro-Rate Loans shall be suspended.

2.2e Special Provisions Relating to Euro-Rate Option.
     -----------------------------------------------

  (i) Euro-Rate Unascertainable. In the event that on any date on which a Euro-
      -------------------------
Rate would otherwise be set the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Euro-Rate, the Administrative Agent shall give prompt notice of such determination to the Borrower and the Lenders and until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, renew or convert to the Euro-Rate Option shall be treated as a request to borrow under, renew or convert to the Base Rate Option.

  (ii) Illegality of Offering Euro-Rate.  If a Lender shall determine in good
       --------------------------------
faith (which determination shall be final and conclusive) that compliance by such Lender with any applicable Governmental Rule (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority has made it unlawful for such Lender to make or maintain Euro-Rate Loans, such Lender shall give notice of such determination to the Borrower. Notwithstanding any provision of this Agreement to the contrary, unless and until such Lender shall give notice to the Borrower that the circumstances giving rise to such determination no longer apply:

       (A) with respect to any Euro-Rate Interest Periods thereafter commencing, interest on the corresponding Euro-Rate Loans (whichever one or more have been determined by the affected Lender to be unlawful) shall be computed and payable under the Base Rate Option; and

       (B) on such date, if any, as shall be required by law, any Euro-Rate Loans then outstanding shall be automatically renewed at the Base Rate Option; and the Borrower shall pay to the affected Lender the accrued and unpaid interest on such Euro-Rate Loans to (but not including) such renewal date.

The Borrower shall pay the Administrative Agent any additional amounts reasonably necessary to compensate any Lender (on an after-tax basis) for any out-of-pocket costs incurred by such Lender as a result of any renewal pursuant to item (B) above on a day other than the last day of the relevant Euro-Rate Interest Period, including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by them to loan or maintain the Loans so converted. Such Lender shall furnish to the Borrower a certificate showing the calculation of the amount necessary to compensate such Lender (on an after-tax basis) for such costs (which certificate, in the absence of manifest error, shall be conclusive), and the Borrower shall pay such amount to such Lender, as additional consideration hereunder, within ten (10) days of the Borrower's receipt of such certificate.

  (iii) Indemnity. In addition to the other provisions of this Section 2.2e, the
        ---------
Borrower hereby agrees to indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of any default by the Borrower in failing to make any borrowing, conversion or renewal hereunder to bear interest at the Euro-Rate Option on the scheduled date, in failing to make when due (whether by declaration, acceleration or otherwise) any payment of any Euro-Rate Loan or in making any payment or prepayment of any Euro-Rate Loan or any part thereof on any day other than the last day of the relevant Euro-Rate Interest Period, including but not limited to any loss of profit, premium or penalty incurred by each such Lender in respect of funds borrowed by it for the purpose of making or maintaining any Euro-Rate Loan as determined in good faith by each such Lender in the exercise of its sole but reasonable discretion. Each Lender shall furnish to the Borrower a certificate showing the calculation of the amount of any such loss or expense (which certificate, absent manifest error, shall be conclusive), and the Borrower shall pay such amount to each Lender within ten (10) days of the Borrower's receipt of such certificate.

2.2f Yield Protection. If any Governmental Rule or the interpretation or
     ----------------
application thereof by any court, any Governmental Authority charged with the administration thereof or the compliance with any guideline or request from any central bank or other Governmental Authority, whether or not having the force of law:

     (i) subjects any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind hereunder (other than any tax imposed or based upon the income of such Lender and payable to any Governmental Authority or taxing authority of the United States of America or any state thereof) or changes the basis of taxation of such Lender with respect to payments by the Borrower or principal, interest or other amounts due from the Borrower hereunder (other than any change which affects, and to the extent that it affects, the taxation by the United States of America or any state thereof of the total net income of such Lender); or

     (ii) imposes, modifies or deems applicable any reserve, special deposit, special assessment or similar requirements against assets held by, deposits with or for the account of or credit extended by any Lender with respect to loans to the Borrower (other than such requirements which are included in the determination of the Euro-Rate hereunder); or

    (iii) imposes upon any Lender any other condition with respect to this Agreement;

and the result of any of the foregoing is to increase the cost to such Lender, reduce the income receivable by such Lender, reduce the rate of return on such Lender's capital or impose any expense upon such Lender by an amount which such Lender in its sole but reasonable discretion deems to be material, such Lender shall from time to time notify the Borrower and the Administrative Agent of the amount determined by such Lender (which determination, absent manifest error, shall be conclusive) to be reasonably necessary to compensate for such increase in cost, reduction in income, reduction in rate of return or additional expense, and setting forth the calculations therefor. The Borrower shall pay such amount to such Lender, as additional consideration hereunder, within ten (10) days of the Borrower' receipt of such notice from such Lender.

2.2g Method of Calculation. In determining the amount due any Lender hereunder
     ---------------------
by reason of the application of this Section 2.2, such Lender may use any reasonable averaging or attribution method; provided, however, that such Lender
                                            --------  -------
must use reasonable efforts to minimize such losses and costs.

2.2h Interest Payment Dates. Interest due on all outstanding Base Rate Loans
     ----------------------
shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter just ended, beginning on June 30, 1998. Interest due on all outstanding Euro-Rate Loans shall be payable on the last day of each Euro-Rate Interest Period and, for Euro-Rate Interest Periods of six months, also on the day which is three months after the first day of such Euro-Rate Interest Period. All accrued and unpaid interest on the Loans shall be due and payable on the Revolving Credit Termination Date. In addition, all accrued and unpaid interest on all of the Obligations shall be due and payable after any maturity of the Notes or the Obligations, whether by acceleration or otherwise, on demand until all amounts due hereunder are paid in full.

2.2i Calculation of Interest. Interest under the Base Rate Option shall be
     -----------------------
calculated on the basis of the actual number of days elapsed, using a year of 365 or 366 days, as the case may be. Interest under the Euro-Rate Option shall be calculated on the basis of the actual number of days elapsed, using a year of 360 days. Interest for any period shall be calculated from and including the first day thereof to but not including the last day thereof.

2.3 Letter of Credit Commitment.
    ---------------------------

2.3a Issuance of Letters of Credit.  Subject to the further terms
     -----------------------------
and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, the Issuing Bank agrees to issue upon the request of the Borrower to the Issuing Bank, Letters of Credit for the account of the Borrower or a Subsidiary of the Borrower in an aggregate Stated Amount not to exceed TEN MILLION DOLLARS ($10,000,000) at any one time outstanding (as may be increased or reduced and reinstated from time to time in accordance with the terms and provisions hereof). The Stated Amount of each Letter of Credit, while the same is issued and outstanding, shall be deducted from the maximum amount otherwise available under the Commitment. By way of illustration, if there are outstanding at any one time Letters of Credit having an aggregate Stated Amount of $5,000,000, the maximum availability under the Commitment, without accounting for reductions which are a function of voluntary permanent reductions, would be $95,000,000. No Letters of Credit may be issued hereunder to the extent the Stated Amount thereof together with the aggregate amount of Disbursements made under Subsection 2.1a, would exceed the maximum availability under the Commitment (as may be reduced pursuant to the terms of this Subsection 2.3a or Subsection 2.1f hereof). No Letter of Credit issued pursuant hereto shall have an initial term which exceeds twelve (12) months from the date of issuance (except the Existing Letters of Credit) nor have an expiration date later than fifteen (15) days prior to the Revolving Credit Termination Date. At least three (3) Business Days prior to the issuance of any Letter of Credit hereunder the Borrower shall complete and deliver to the Issuing Bank the Issuing Bank's then current form of Application for Letter of Credit. The issuance of each Letter of Credit in accordance with the provisions of this Subsection 2.3a shall require the satisfaction of each condition set forth in Sections 6.1 and 6.2 hereof.

2.3b Limitation on Letters of Credit Commitment.  In the event any
     ------------------------------------------
restrictions are imposed upon the Issuing Bank by any Governmental Rule of any Governmental Authority having jurisdiction over the banking activities of the Issuing Bank which would prevent the Issuing Bank from issuing a Letter of Credit or amending a Letter of Credit, the commitment of the Issuing Bank to issue the Letters of Credit or enter into any amendment with respect thereto shall be immediately suspended. The Issuing Bank shall promptly notify the Borrower of the existence and nature of any restriction which would cause the suspension of the commitment of the Issuing Bank to issue any Letter of Credit or to enter into amendments with respect thereto. The Borrower will thereupon undertake reasonable efforts to obtain the cancellation of the Letters of Credit; provided, however, that the refusal of any beneficiary of the Letters of
        --------  -------
Credit to surrender such Letters of Credit will not be an Event of Default hereunder and the Borrower shall undertake good faith efforts to obtain a substitute letter of credit or letters of credit for the Letters of Credit. Nothing contained in this Subsection 2.3b shall be deemed a termination of the Commitment and, in the event of a suspension of the commitment of the Issuing Bank to issue Letters of Credit as set forth above, the Borrower may continue to borrow under the Commitment provided the requirements of Article 6 hereof are complied with.

2.3c Request for Amendments to Letters of Credit. Whenever the Borrower desires
     -------------------------------------------
that the Issuing Bank enter into an amendment to a Letter of Credit, it shall deliver to the Administrative Agent and the Issuing Bank a written request no later than 11:00 a.m. (Pittsburgh, Pennsylvania time) at least three (3) Business Days in advance of the proposed date of such amendment. The Issuing Bank shall have no obligation to consent to any amendment to a Letter of Credit. Any such amendment which may be so consented to shall be effective only upon the satisfaction of the conditions set forth in Article 6 hereof.

2.3d Payment of Amounts Drawn Under Letters of Credit. Upon each request for a
     ------------------------------------------------
draw under a Letter of Credit by the beneficiary thereof, the Issuing Bank shall immediately notify the Borrower and the Administrative Agent and the Borrower shall reimburse, or cause the reimbursement of, the Issuing Bank on demand in an amount in same day funds equal to the amount of such draw; provided, however,
                                                           --------  -------
that any failure of the Issuing Bank to notify the Borrower and the Administrative Agent prior to honoring any such draw shall not affect the Borrower's obligation to reimburse the Issuing Bank. Unless the Borrower shall have notified the Issuing Bank prior to such time that the Borrower intends to reimburse the Issuing Bank for all or a portion of the amount of such draw with funds other than the proceeds of Loans, the Borrower shall conclusively be deemed to have given a request for a Loan under Section 2.1 hereof to the Administrative Agent requesting the Lender to make Revolving Credit Loans at the Base Rate Option on the first Business Day immediately following the date on which such draw is honored in an aggregate amount equal to the excess of the amount of such draw over the amount theretofore received by the Issuing Bank in reimbursement thereof (the "Unreimbursed Amount"), plus accrued interest on such
                                                   ----
amount at the rate set forth in Subsection 2.3e hereof. If the Borrower shall be deemed to have given a request for a Loan under Section 2.1 hereof to the Administrative Agent pursuant to this Subsection 2.3d, then, subject to satisfaction or waiver of the conditions specified in Section 6.1 hereof, the Lenders shall, on the first Business Day immediately following the date of such draw, make a Loan at the Base Rate Option in the aggregate amount of the

Unreimbursed Amount, plus accrued interest on such amount at the rate set forth
                     ----
in Subsection 2.3e hereof. The proceeds of any such Loan shall be applied directly by the Issuing Bank, to reimburse the Issuing Bank for the Unreimbursed Amount, plus accrued interest on such amount. The foregoing shall not limit or impair the obligation of the Borrower to reimburse the Issuing Bank on demand for any Unreimbursed Amount.

  As to drafts or demands for payment under, or purporting to be under, a Letter of Credit which are payable in currency other than Dollars, (i) on each such draft, the equivalent of the amount paid at the rate of exchange then current in New York, New York for wire transfers to the place of payment in the currency in which such draft is drawn; and (ii) on each such demand for payment, the equivalent of the demand for payment at the rate of exchange then current in New York, New York for wire transfers to the place of payment in the currency in which the demand for payment is payable, on demand and in any event not later than the date for payment. If for any reason whatsoever, there exists at the time in question no rate of exchange generally current in New York, New York for wire transfers of such currency, the Borrower agrees to pay the Issuing Bank on demand in Dollars an amount equal to the actual cost of settlement of the Issuing Bank's obligation to the payor of the draft or demands for payment or any holder thereof, as the case may be, and however and whenever such settlement may be made by the Issuing Bank, including interest on the amount of United States of America currency payable by the Borrower at the rate provided in Subsection 2.3 from the date of payment of such draft or drawing to the date of the Borrower's payment to the Issuing Bank.

2.3e Letter of Credit Fees and Related Charges.
     -----------------------------------------

  (i)  Letter of Credit Fees.  The Borrower agrees to pay (a) as to the Standby
       ---------------------
Letters of Credit, in arrears to the Administrative Agent for the benefit of the Lenders, a fee per annum equal to the then current Applicable Euro-Rate Margin on the Stated Amount (or of any increase or decrease thereof) of each Letter of Credit, at the end of the first Fiscal Quarter after the issuance of each Letter of Credit and continuing quarterly thereafter during the term of each Letter of Credit or any subsequent amendment, renewal or extension thereof and at the expiration, surrender or final payment thereof and (b) as to commercial Letters of Credit, the Issuing Bank's then current standard fees for commercial Letters of Credit, which fees shall be paid in accordance with the Issuing Bank's then current practice for the payment of fees and costs relating to commercial Letters of Credit (collectively, "Letter of Credit Fees"). The foregoing notwithstanding, if any Event of Default shall have occurred and be continuing at the time of such issuance of any Letter of Credit or subsequent amendment, renewal or extension thereof, each Letter of Credit Fee payable thereafter during the continuation of such Event of Default shall be two hundred (200) basis points (2%) per annum above the fee otherwise in effect on the scheduled payment date.

  (ii) Fronting Fee.  Except for Existing Letters of Credit, the Borrower agrees
     ------------
to pay, in arrears to the Issuing Bank, for its own account, a fee per annum equal to one eighth of one percent (1/8%) on the Stated Amount (or of any increase or decrease thereof) of each Letter of Credit, at the end of the first Fiscal Quarter after the issuance of each Letter of Credit and continuing quarterly thereafter during the term of each Letter of Credit or any subsequent amendment, renewal or extension thereof and at the expiration, surrender or final payment thereof (the "Fronting Fee").

  (iii) Other Fees. With respect to the amendment or transfer of any Letter of
        ----------
Credit and each draw made thereunder, the Borrower shall pay, to the Issuing Bank for its own account, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such amendment, transfer or draw, as the case may be. The first and last of such payments shall be pro rated to reflect the number of days in the applicable Fiscal Quarter that the Letter of Credit will be outstanding. Without limitation the foregoing shall include all charges and expenses paid or incurred by the Issuing Bank in connection with any Letter of Credit, together with interest thereon at the rate provided in item (iii) immediately below, including without limitation: (A) correspondents' charges, if any, (B) any and all reasonable out-of-pocket expenses and charges of the Issuing Bank in connection with the performance, administration, interpretation, collection and enforcement of this Agreement and any Letter of Credit, including all reasonable legal fees and expenses, and (C) any and all applicable reserve or similar requirements and any and all premiums, assessments, or levies imposed upon the Issuing Bank or any agency or instrumentality of any government, including without limitation, assessments or charges of any Governmental Authority; and

  (iv) Interest.  With respect to draws made under any Letter of Credit, the
       --------
Borrower shall pay interest, payable on demand, on the amount paid by the Issuing Bank in respect of each such draw from the Business Day of the draw through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Loans pursuant to Subsection 2.3d hereof) at a rate which is at all times equal to two percent (2.00%) per annum in excess of the interest rate applicable under the Base Rate Option for Loans.

2.3f Duty to Review Demands; Obligation Absolute.  The obligation of
     -------------------------------------------
the Borrower to reimburse the Issuing Bank for draws made under the Letters of Credit shall be absolute, unconditional and irrevocable and shall be paid directly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

  (i) any lack of validity or enforceability of the Letters of Credit;

  (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary or any transferee of the Letters of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower and the beneficiaries of the Letters of Credit);

  (iii) any draft, demand, certificate or any other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

  (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit except as the result of gross negligence or willful misconduct of the Issuing Bank;

  (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; and

  (vi) the fact that an Event of Default shall have occurred and be continuing.

2.3g Additional Payments. If by reason of (i) any change in any Governmental
     -------------------
Rule or any change in the interpretation or application by any judicial or regulatory authority of any Governmental Rule or (ii) compliance by the Issuing Bank with any direction, request or requirement (whether or not having the force of law) of any Governmental Authority:

  (i) the Issuing Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.3, whether directly or by such being imposed on or suffered by the Issuing Bank;

  (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of the Letters of Credit;

  (iii) there shall be imposed on the Issuing Bank any other condition regarding this Section 2.3 or the Letters of Credit;

and if the result of any of the foregoing is to directly or indirectly increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit, or to reduce the amount receivable in respect thereof by, the Issuing Bank, then and in any such case the Issuing Bank may, at any time after the additional cost is incurred or the amount receivable is reduced, notify the Borrower and the Administrative Agent, and the Borrower shall pay on demand such amounts as the Issuing Bank may specify to be necessary to compensate the Issuing Bank for such additional cost or reduced receipt, together with interest on such amount from the date of the notice of such event which results in such increased cost or reduction in amount receivable until payment in full thereof at a rate equal at all times to the Base Rate. The determination by the Issuing Bank of any amount due pursuant to this Subsection 2.3g, as set forth in a certificate setting forth the calculation thereof, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

2.3h Indemnification; Nature of Duties. In addition to amounts payable as
     ---------------------------------
elsewhere provided in this Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Administrative Agent or the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Administrative Agent or the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit or any amendment thereto, other than as a result of the gross negligence or willful misconduct of the Administrative Agent or the

Issuing Bank as determined by a court of competent jurisdiction, (ii) the failure of the Issuing Bank to honor a draw under any Letter of Credit if the Issuing Bank in good faith and upon advice of counsel believes that it is prohibited from making such payment as a result of any act or omission, any Governmental Authority, or (iii) any material breach by the Borrower of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, any document related to the issuance or any amendment of the Letters of Credit. If any proceeding shall be brought or threatened against the Administrative Agent or the Issuing Bank by reason of or in connection with any event described in clauses (i) through (iii) above, the Administrative Agent shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel and payment of all costs of litigation. Notwithstanding the preceding sentence, the Administrative Agent and the Issuing Bank shall have the right to employ their own counsel and to determine its own defense of such action in any such case, but the fees and expenses of such counsel shall be at the expense of the Administrative Agent or the Issuing Bank, as the case may be, unless (x) the employment of such counsel shall have been authorized in writing by the Borrower, (y) the Borrower, after the aforementioned notice of the action, shall not have employed counsel to have charge of such defense or (z) if the position of the Borrower is adverse or contrary to the position advocated by the Administrative Agent or the Issuing Bank, as the case may be. In each case described in clauses (x), (y) and (z) immediately above the reasonable fees and expenses of counsel for the Administrative Agent or the Issuing Bank, as the case may be shall be borne by the Borrower. The Borrower shall not be liable for any settlement of any such action affected without its consent.

  The Issuing Bank is hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of any Letter of Credit without regard to, and without any duty on the Issuing Bank's part to inquire into, the existence of any disputes or controversies between the Borrower or its Subsidiary, if applicable, the beneficiary of any Letter of Credit or any other Person, or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under any Letter of Credit are true or correct.
Furthermore, the Borrower fully understands and agrees that the Issuing Bank's sole obligation to the Borrower shall be limited to honoring requests for payment made under and in compliance with the terms of any Letter of Credit, the Application therefor and this Agreement and the Issuing Bank's obligation remains so limited even if the Issuing Bank may have assisted the Borrower in the preparation of the wording of any Letter of Credit or any documents required to be presented thereunder or that the Issuing Bank may otherwise be aware of the underlying transaction giving rise to any Letter of Credit and this Agreement.

  As between the Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for or the issuance or amendment of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letters of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of a beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a draw under the Letters of Credit or of the proceeds thereof;
(vii) for the misapplication by a beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Rules; and (ix) for any other circumstances whatsoever in making or failing to make payment under a Letter of Credit; except that the Borrower or its Subsidiary, if applicable, shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower or its Subsidiary, if applicable, as determined by a court of competent jurisdiction to be the result of (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of the Letter of Credit, (ii) the Issuing Bank's willful misconduct or gross negligence in paying a draw under a Letter of Credit to any Person other than the beneficiary of such Letter of Credit or its lawful successor, representative or assign (or as otherwise directed in writing by the beneficiary of such Letter of Credit) or
(iii) the Issuing Bank's willful failure to pay under a Letter of Credit after the presentation to it by the beneficiary of such Letter of Credit or its lawful successor, representative or assign of a sight draft and certificate or other documents strictly complying with the terms and conditions of such Letter of Credit, unless the Issuing Bank in good faith and upon advice of counsel believes that it is prohibited by law or other legal authority from making such payment. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder.

  Except for the Issuing Bank's obligations to issue Letters of Credit hereunder and its obligations under such Letters of Credit, the Issuing Bank shall have no liability to the Borrower from a reduction of the Issuing Bank's credit rating or any deterioration in its financial condition.

  The Borrower shall bear and pay all reasonable expenses of every kind (including all reasonable attorneys' fees) of the enforcement of any of the Issuing Bank's rights under this Agreement or the Letters of Credit, or of any claim or demand by the Issuing Bank against the Borrower, or of any actual or attempted sale, exchange, enforcement, collection, maintenance, retention, insurance, compromise, settlement, release, delivery on trust receipt, or other security agreement, or delivery of any such security, and of the receipt of proceeds thereof, and will repay to the Issuing Bank any such expenses incurred by the Issuing Bank.

  In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or the related sight drafts or certificates or documents, if taken or omitted in good faith, shall not put the Issuing Bank under any resulting liability to the Borrower.

  Whenever appropriate to prevent unjust enrichment and to the end that the Borrower shall bear substantially all of the risks relative to any Letter of Credit and the underlying transactions, the Issuing Bank shall be subrogated (for purposes of defending against the Borrower's or its Subsidiary's claims and proceeding against others to the extent of the Issuing Bank's liability to the Borrower or its Subsidiary) to the Borrower's or its Subsidiary's rights against any person, firm or entity who may be liable to the Borrower or its Subsidiary on any underlying transaction, to the rights of any holder in due course or person with similar status against the Borrower or its Subsidiary, and to the rights of the beneficiary or its assignee or person with similar status against the Borrower or its Subsidiary.

2.3i Construction of Applications and Agreement for Letter of Credit. This
     ---------------------------------------------------------------
Agreement is intended to supplement the Applications for Letter of Credit, executed by the Borrower and delivered to the Issuing Bank. Whenever possible, this Agreement is to be construed as consistent with said Applications for Letter of Credit and to the extent that the provisions of this Agreement and said Applications for Letter of Credit conflict the terms of this Agreement shall control.

2.3j Uniform Customs. Except and to the extent inconsistent with the specific
     ---------------
provisions hereof, this Agreement, each Letter of Credit hereunder and all transactions in connection therewith shall be interpreted, construed and enforced according to: (i) the "Uniform Customs and Practice for Documentary Credits" (1993 Revision), International Chamber of Commerce Publication No. 500 and subsequent revisions thereof which shall supersede inconsistent provisions of applicable law to the extent not prohibited by applicable law and (ii) the laws of the Commonwealth of Pennsylvania, including, without limitation, the Uniform Commercial Code, and excluding conflict of laws rules.

2.3k Risk Participation.  The Issuing Bank hereby sells, and each
     ------------------
Lender hereby purchases, on a continuing basis, a participation and an undivided interest in (i) the obligations of the Issuing Bank to honor any drawing under any Letter of Credit and (ii) the Indebtedness of the Borrower to the Issuing Bank under this Agreement in respect of each Letter of Credit, such participation being in the amount of such Lender's Commitment Percentage of such obligations and Indebtedness.

2.4 Method of Payments. All payments of principal, interest, Fees, costs and
    ------------------
other amounts due hereunder and under the other Loan Documents shall be made by the Borrower to the Administrative Agent at the Administrative Agent's principal office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh Pennsylvania 15222 not later than 2:00 p.m. (Eastern time) on the due date. All such payments shall be made in immediately available funds delivered by the Borrower to the Administrative Agent.

2.5 Loan Account.  Each Lender shall open and maintain on its
    ------------
books a Loan Account in the Borrower's name with respect to Loans made, repayments, prepayments, the computation and payment of interest and other amounts due and sums paid to such Lender hereunder and under the other Loan Documents. Except in the case of manifest error in computation, such records shall be conclusive and binding on the Borrower as to the amount at any time due to the Lender by the Borrower.

2.6 Payment From Accounts Maintained by Borrower. For ease of administration, in
    --------------------------------------------
the event that any payment of principal, interest, Fees, other expenses or amounts due the Lenders, the Issuing Bank or the Agents under any of the Loan Documents is not paid when due, the Administrative Agent is hereby authorized to effect such payment by debiting any demand deposit account of the Borrower now or in the future maintained with PNC Bank other than accounts maintained in trust for the benefit of third parties. This right to debit accounts of the Borrower is in addition to any right of setoff accorded the Lenders hereunder or by operation of law.

2.7 Commitment Fee. Beginning on June 30, 1998, and continuing on the last day
    --------------
of each calendar quarter thereafter until the Revolving Credit Termination Date and on the Revolving Credit Termination Date, the Borrower shall pay a Commitment Fee to the Administrative Agent for the benefit of the Lenders, in arrears, at the Applicable Commitment Fee on the average daily unused portion of the Commitment during the calendar quarter or period then ended. The Commitment Fee shall be computed on the basis of the year of 365 or 366 days, as the case may be, and paid on the actual number of days elapsed. The Commitment Fee shall be calculated from the Closing Date. The Applicable Commitment Fee shall be adjusted as appropriate on the forty-sixth day after the end of each of the first three Fiscal Quarters of each Fiscal Year and on the ninety-first day after the end of each Fiscal Year to reflect any change in the Borrower's Leverage Ratio.

2.8 Capital Adequacy. If (i) any adoption of, change in or interpretation of any
    ----------------
Governmental Rule, or (ii) compliance with any guideline, request or directive of any central bank or other Governmental Authority exercising control over banks or financial institutions generally, including but not limited to regulations set forth at 12 C.F.R. Part 3 (Appendix A), 12 C.F.R. Part 208 (Appendix A), 12 C.F.R. Part 225 (Appendix A) and 12 C.F.R. Part 325 (Appendix
A), or any court requires that the Commitment or the Letter of Credit Commitment hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by any Lender or the Issuing Bank or any corporation controlling any Lender or the Issuing Bank (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on such Lender's capital as a consequence of the Commitment or such Issuing Bank's capital as a consequence of the Letter of Credit Commitment to a level below that which such Lender or the Issuing Bank, as the case may be, could have achieved but for such Capital Adequacy Event, taking into consideration such Person's policies with respect to capital adequacy, by an amount which such Person deems to be material, such Lender or the Issuing Bank, as the case may be, shall promptly deliver to the Borrower a certificate of the amount necessary to compensate such Person for the reduction in the rate of return on its capital attributable to the Commitment or the Letter of Credit Commitment (the "Capital Compensation Amount"), calculated in good faith, using reasonable attribution and averaging methods, which certificate, absent manifest error, shall be presumed to be correct. Such amount shall be due and payable by the Borrower to such Lender or the Issuing Bank, as the case may be, ten (10) days after such notice is given.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES

  To induce Agents, the Lenders and Issuing Bank to enter into this Agreement and to make the Loans and other extensions of credit herein provided for, the Borrower makes the following representations and warranties to the Agents, the Lenders and the Issuing Bank, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit:

3.1 Existence. The Borrower is a corporation duly organized, validly existing
    ---------
and in good standing under the laws of the State of Delaware; each Subsidiary of the Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization; and the Borrower and each Subsidiary of the Borrower are in good standing as foreign corporations authorized to do business in each jurisdiction where the nature of their respective activities or the ownership of their respective properties makes such qualification or licensing necessary, other than jurisdictions in which failure to be so qualified would not have a Material Adverse Effect.

3.2 Capitalization; Ownership. All of the issued and outstanding shares of
    -------------------------
capital stock of the Borrower are fully paid and nonassessable.

3.3 Subsidiaries and Other Investments. The Borrower does not have any
    ----------------------------------
Subsidiaries or any ownership interests in any other Person, except as shown on
Schedule 3.3.

3.4 Power and Authority. The Borrower and each of its Subsidiaries have the
    -------------------
lawful power to own or lease their properties and to engage in the business they now conduct or propose to conduct, in all material respects. Each Loan Party is duly authorized to enter into, execute, deliver and perform all of the terms and provisions of the Loan Documents to which it is a party, to incur the Obligations and to perform its obligations under the Loan Documents to which it is a party. All necessary corporate action required to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents has been properly taken by the Loan Parties.

3.5 Validity; Binding Effect and Enforceability. The Loan Documents to which
    -------------------------------------------
each Loan Party is a party have been duly executed and delivered by such Loan Party. The Loan Documents, when delivered by the Loan Parties, will constitute legal, valid and binding obligations of the Loan Party executing the same, enforceable against such Loan Party in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by the availability of equitable remedies.

3.6 No Conflict. Neither the execution and delivery of the Loan Documents by the
    -----------
Loan Parties, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the such Loan Party's articles or certificate of incorporation, by-laws, or other organizational documents, (ii) any Governmental Rule or (iii) any material agreement, instrument, order, writ, judgment, injunction or decree, to which the such Loan Party is a party or by which it is bound or to which it is subject, or will result in the creation or enforcement of any Lien whatsoever upon any property, whether now owned or hereafter acquired, of such Loan Party, except for Permitted Liens.

3.7 Financial Matters; No Material Adverse Change.  The Borrower has delivered
    ---------------------------------------------
to the Administrative Agent its unaudited quarterly financial statements for the Fiscal Quarter ended December 31, 1997. Such financial statements are complete and correct in all material respects, subject to year-end adjustments, and fairly present the financial condition of the Borrower and its Subsidiaries, on a consolidated basis, in all material respects and the results of its operations as of the dates and for the periods referred to, and have been prepared in accordance with GAAP consistently applied throughout the periods involved (except that such financial statements do not contain all of the footnote disclosures required by GAAP). Such financial statements do not reflect the Healthdyne Acquisition, which will be accounted for as a pooling of interests transaction. The Borrower and its Subsidiaries have no material liabilities, whether direct or indirect, fixed or contingent, and no liability for taxes, long-term leases or unusual forward or long-term commitments as of the date of such financial statements which are not reflected in such financial statements or in any notes thereto or on Schedule 3.7. Except as set forth in Schedule 3.7,
                              ------------                         ------------
since December 31, 1997, no Material Adverse Change has occurred.

3.8 Litigation. Except as set forth on Schedule 3.8 and in the Borrower's annual
    ----------                         ------------
report on Form 10-K for the Fiscal Year ended June 30, 1997, the Borrower's quarterly report on Form 10-Q for the Fiscal Quarter ended December 31, 1997, Healthdyne's annual report on Form 10-K for its fiscal year ended December 31, 1996 and its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, there are no actions, suits, proceedings or investigations pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries or any of their respective businesses, operations, properties, prospects, profits or condition (financial or otherwise), at law or in equity, before any Governmental Authority which, individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or which purport to affect the rights and remedies of the Agents, the Lenders, or the Issuing Bank pursuant to this Agreement and the other Loan Documents or which purport to restrain or enjoin (either temporarily, preliminarily or permanently) the performance by the Borrower of any action contemplated by any of the Loan Documents. All pending and, to the Borrower's knowledge, threatened actions, suits, proceedings and investigations affecting the Borrower or any of its Subsidiaries in existence on the Closing Date which are material are set forth in the annual or quarterly reports referred to above or on Schedule 3.8.
                                                           ------------

3.9 Compliance with Laws. Each Loan Party has duly complied with, and its
    --------------------
properties, business operations and leaseholds are in compliance in all material respects with all Governmental Rules applicable to it, its properties and the conduct of its business, except where the failure to comply will not have a Material Adverse Effect.

3.10 Fiscal Year. The Fiscal Year of the Borrower ends on June 30 of each year.
     -----------

3.11 Condition of and Title to Assets. The Borrower and each of its Subsidiaries
     --------------------------------
have good title to their properties and assets except for Permitted Liens and defects in title which, taken as a whole, are not material. None of the assets of the Borrower or any Restricted Subsidiary of the Borrower are subject to any Liens except for Permitted Liens. All of material assets and properties of the Borrower and its Subsidiaries that are necessary for the operation of their respective businesses are in good working condition, ordinary wear and tear excepted, and are able to serve the functions for which they are currently being used.

3.12 Tax Returns and Payments. The Borrower and its Subsidiaries have filed all
     ------------------------
federal, state, local and other tax returns required by law to be filed. The Borrower and its Subsidiaries have paid all taxes, assessments and other governmental charges levied upon them or any of their respective properties, assets, income or franchises which are due and payable, other than (i) those presently payable without penalty or interest, (ii) those which are being contested in good faith by appropriate proceedings and (iii) those which, if not paid, would not, in the aggregate, have a Material Adverse Effect; and as to items (i), (ii) and (iii) the Borrower or such Subsidiary has set aside on its books general or specific reserves for such claim as are determined to be adequate by application of GAAP consistently applied. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of federal, state, local and other taxes and assessments for all fiscal periods to date are adequate, and the Borrower knows of no unpaid assessments for additional federal, state, local or other taxes for any such fiscal period or any basis therefor.

3.13 Insurance. The Borrower and its Subsidiaries currently maintain insurance
     ---------
of such types and at least in such amounts as are customarily carried by, and insures against such risks as are customarily insured against by similar businesses similarly situated and owning, leasing and operating similar properties to those owned, leased and operated by the Borrower and its Subsidiaries. All of such insurance policies are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby.

3.14 Consents and Approvals. No order, authorization, consent, license,
     ----------------------
validation or approval of, or notice to, filing, recording, or registration with any Governmental Authority, or the exemption by any such Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any of the Loan Documents or (ii) the legality, binding effect or enforceability of any such Loan Document.

3.15 No Defaults. No event has occurred and is continuing and no condition
     -----------
exists or will exist after giving effect to the Loans to be made on the Closing Date which constitutes a Default or an Event of Default. No Loan Party is in violation of (i) any term or provision of its articles of incorporation, by-laws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be bound or subject, which violation would have a Material Adverse Effect.

3.16 Plans and Benefit Arrangements. Each Plan and Benefit Arrangement as to
     ------------------------------
which any Loan Party may have any liability complies in all material respects with all applicable provisions of ERISA, including minimum funding requirements, and (i) no Prohibited Transaction has occurred with respect to any such Plan or Benefit Arrangement, (ii) no Reportable Event has occurred with respect to any such Plan or Benefit Arrangement which would cause the PBGC to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such Plan or Benefit Arrangement or initiated steps to do so, and (iv) except as set forth on Schedule 3.16 no steps have been taken to terminate any
                       -------------
such Plan or Benefit Arrangement.

3.17 Senior Debt Status. From and after the Closing Date, all Obligations
     ------------------
outstanding under the Loan Documents will constitute senior Indebtedness of the Borrower and will rank at least pari passu in priority of payment with all other Indebtedness owed by the Borrower from time to time, except other Indebtedness to the extent secured by Permitted Liens.

3.18 Environmental Matters. To the best of the Borrower's knowledge, the
     ---------------------
Borrower and its Subsidiaries are in material compliance with all applicable Environmental Laws. There are no past, pending or, to the best of the Borrower's knowledge, threatened Environmental Claims against the Borrower or its Subsidiaries or any of the property of the Borrower or any of its Subsidiaries, and, to the best of Borrower's knowledge, there is no condition or occurrence on any property owned or leased by the Borrower or any of its Subsidiaries that could reasonably be anticipated (i) to form the basis of a material Environmental Claim against the Borrower, such Subsidiary or its properties or
(ii) to cause any property owned or leased by the Borrower or any Subsidiary to be subject to any material restrictions on its ownership, occupancy or transferability under any Environmental Law.

3.19 Margin Stock. The Borrower and its Subsidiaries are not engaged principally
     ------------
or as one of their important activities in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No Loan will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or for any other purpose which would violate or be inconsistent with any of the regulations of the Board of Governors of the Federal Reserve System.

3.20 Investment Company Act; Public Utility Holding Company. Neither the
     ------------------------------------------------------
Borrower nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended from time to time, or a company under the "control" of an "investment company", as those terms are defined in such Act, and shall not become such an "investment company" or under such "control." Further, neither the Borrower nor any Subsidiary is a "holding company", or a "Subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or a "Subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

3.21 Full Disclosure. Neither this Agreement nor any other document, certificate
     ---------------
or statement furnished to the Administrative Agent by or on behalf of the Borrower or any

Subsidiary pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially and adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower or any Subsidiary which has not been set forth in the Loan Documents or in the other documents, certificates and statements (financial or otherwise including, without limitation, all reports filed by the Borrower and Healthdyne with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, and all press releases issued by the Borrower and Healthdyne) furnished to the Administrative Agent by or on behalf of the Borrower or any Subsidiary prior to or on the date hereof in connection with the transactions contemplated hereby.

3.22 Intellectual Property. Except as set forth on Schedule 3.22, the Borrower
     ---------------------                         -------------
and each of its Subsidiaries own, are licensed or otherwise possess the right to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of their respective business, as currently conducted, that are material to the condition (financial or otherwise), business or operations of the Borrower on a Consolidated basis.

3.23 Year 2000 Problem. The Year 2000 Problem will not result in a Material
     -----------------
Adverse Effect.


ARTICLE 4. AFFIRMATIVE COVENANTS

  From the date hereof and thereafter until the termination of the Commitment and until the Loans and the other Obligations of the Borrower hereunder are paid in full, the Borrower agrees, for the benefit of the Agents, the Lenders and the Issuing Bank, that it will comply with each of the following affirmative covenants:

4.1 Use of Proceeds. The Loans shall be used by the Borrower only to fund (i)
    ---------------
the Respironics Deutschland Acquisition whether as all or a portion of (x) the initial payment or (y) any subsequent installment payment in connection therewith, (ii) to repay Indebtedness assumed as part of the Healthdyne Acquisition and (iii) for the general working capital purposes of the Loan Parties. No proceeds of the Loans shall be advanced to any Unrestricted Subsidiary.

4.2 Delivery of Financial Statements and Other Information. During the term
    ------------------------------------------------------
hereof, the Borrower shall deliver or cause to be delivered to the Administrative Agent for redelivery to the Lenders the following financial statements and other information:

4.2a  Financial Statements.  The Borrower shall:
      --------------------

     (i) deliver to the Administrative Agent for redelivery to the Lenders (x) as soon as available but not later than forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year, the Borrower's quarterly report to shareholders, if any, and its quarterly report on Form 10-Q as filed with the Securities and Exchange Commission and, (y) within ninety (90) days after the end of each Fiscal Year, the Borrower's annual report to shareholders and its annual report on Form 10-K, as filed with the Securities and Exchange Commission, in each case accompanied by a completed Compliance Certificate substantially in the form of Exhibit "C"
                                                                   ----------
attached hereto duly executed by an Authorized Officer stating that (A) such Authorized Officer has reviewed the terms of the Agreement and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower during the accounting period covered by such financial statements and that such review has not disclosed the existence during such accounting period, and that such Authorized Officer does not have knowledge of the existence as at the date of such Compliance Certificate, of any condition or event which constitutes, a Default or an Event of Default or, if an Event of Default did exist, a statement describing such Event of Default and the action the Borrower has taken or proposes to take with respect thereto and (B) the Borrower was in compliance with the covenants set forth in Section 5.10 of this Agreement;

     (ii) deliver to the Administrative Agent for redelivery to the Lenders promptly upon their becoming available, copies of all financial statements, reports, notices and information statements sent or made available generally by the Borrower to its security holders (including, without limitation, proxy materials) and copies of all other regular and periodic reports (including, without limitation, Form 8-K) filed by the Borrower with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower and any of its Subsidiaries taken as a whole;

4.2b Management Letters.   If requested by the Administrative Agent, deliver to
     ------------------
the Administrative Agent for redelivery to the Lenders copies of any management letters or similar information prepared by the public accounting firm performing any audit promptly after such letters become available to the Borrower;

4.2c Other Reports, Information and Notices.  The Borrower:
     --------------------------------------

     (i) promptly after any Authorized Officer of the Borrower has learned of the occurrence or existence of a Default, an Event of Default, an event or set of circumstances which has had or which is reasonably likely to have a Material Adverse Effect or which has caused or which is reasonably likely to cause a Material Adverse Change, or any Reportable Event or Prohibited Transaction shall deliver telephonic or written (including a copy of a press release issued by the Borrower) notice thereof to the Administrative Agent for redelivery to the Lenders, specifying the details thereof, the anticipated effect thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto, which notice shall be promptly confirmed in writing within five (5) days by an Authorized Officer; and

     (ii) promptly deliver to the Administrative Agent for redelivery to the Lenders, notice of and any other information reasonably requested by the Administrative Agent from time to time relating to planned or actual acquisitions by the Borrower or any Subsidiary, by purchase, lease or otherwise, of all or substantially all of the assets of, or a Controlling interest in, any Person.

4.2d Additional Information; Visitation. The Borrower shall promptly deliver to
     ----------------------------------
the Administrative Agent for redelivery to the Lenders such additional financial statements, reports, financial projections and other information, whether or not financial in nature, as the Administrative Agent may reasonably request from time to time. The Borrower will permit the Lenders and their designated employees and agents to have access, at any time and from time to time, upon reasonable notice and during normal business hours, to visit any of the properties of the Borrower and its Subsidiaries, to examine and make copies of their respective books of record and account and such reports and returns as the Borrower and its Subsidiaries may file with any Governmental Authority and discuss their respective affairs and accounts with, and be advised about them by, any Authorized Officer and the Borrower's accountants.

4.3 Preservation of Existence; Qualification. At its own cost and expense, the
    ----------------------------------------
Borrower shall and shall cause each Restricted Subsidiary, except as set forth in Section 5.4, to do all things necessary to preserve and keep in full force and effect their respective corporate existences and qualifications under the laws of the state of their respective formation and each state where, due to the nature of their respective activities or the ownership of their respective properties, qualification to do business is required and where the failure to be so qualified would have a Material Adverse Effect.

4.4 Compliance with Laws, Contracts and Licenses. The Borrower shall and shall
    --------------------------------------------
cause its Subsidiaries to comply in all material respects with all applicable Governmental Rules. The Borrower shall and shall cause its Subsidiaries to comply with all material provisions of each material contract and agreement to which they are parties. The Borrower shall and shall cause its Restricted Subsidiaries to maintain in full force and effect all Governmental Approvals and other material agreements which are necessary or advisable for the conduct of their respective businesses in compliance with all applicable Governmental Rules.

4.5 Continuance of Business. The Borrower shall and shall cause its Restricted
    -----------------------
Subsidiaries to do or cause to be done all things reasonably necessary to preserve and keep in full force and effect all permits, rights and privileges necessary for the proper conduct of their respective businesses.

4.6 Accounting System; Books and Records. The Borrower shall and shall cause its
    ------------------------------------
Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP consistently applied and will and will cause its Subsidiaries to set aside on their books all such proper reserves as shall be required by GAAP (provided that, in the case of foreign Subsidiaries, such books and records shall be maintained in accordance with generally accepted accounting principles as established in the applicable jurisdiction which shall, in any event, be sufficient to permit the Borrower to prepare Consolidated financial statements in accordance with GAAP). The Borrower shall and shall cause its Subsidiaries to maintain proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all of their respective properties and assets and their respective dealings and business affairs.

4.7 Payment of Taxes and Other Liabilities. The Borrower shall and shall cause
    --------------------------------------
its Subsidiaries to promptly pay and discharge all obligations, accounts and liabilities which are owed by them, to which they are subject or which are asserted against them, including but not limited to all taxes, assessments and governmental charges and levies upon them or upon any of their respective income, profits or property prior to the date on which penalties attach thereto; provided, however, that for purposes of this Agreement, the Borrower and its
--------  -------
Subsidiaries shall not be required to pay any tax, assessment, charge or levy
(i) the payment of which is being contested in good faith by appropriate and lawful proceedings diligently conducted and (ii) as to which the Borrower or the affected Subsidiary shall have set aside on its books reserves for such claim as are determined to be adequate by the application of GAAP consistently applied, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would have a Material Adverse Effect; and provided, further, that the Borrower shall pay and shall cause its
    --------  -------
Subsidiaries to pay all such contested liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

4.8 Insurance. The Borrower shall and shall cause its Subsidiaries to maintain
    ---------
at all times adequate insurance to the satisfaction of the Administrative Agent with financially sound and reputable insurers acceptable to the Administrative Agent, in its sole but reasonable judgment, against such risks of loss as are customarily insured against and in amounts customarily carried by Persons owning, leasing or operating similar properties, including, but not limited to, fire and theft and extended coverage insurance in an amount at least equal to the total full insurable value of their respective insurable property. The Borrower shall and shall cause its Subsidiaries to be adequately insured at all times against liability on account of injury to persons or property and to comply with the insurance provisions of all applicable workers' compensation and similar laws and will effect all such insurance under valid and enforceable policies with insurers satisfactory to the Administrative Agent, in its sole but reasonable judgment.

4.9 Maintenance of Properties.  The Borrower shall and shall cause its
    -------------------------
Subsidiaries to maintain, preserve, protect and keep their respective material properties and assets in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that their business carried on in connection therewith may be properly and advantageously conducted at all times.

4.10 Plans and Benefit Arrangements. The Borrower shall, and shall cause each
     ------------------------------
ERISA Affiliate to, comply in all material respects with ERISA, the Internal Revenue Code and all other Governmental Rules which are applicable to Plans and Benefit Arrangements.

4.11 Environmental Indemnification.  The Borrower shall defend and indemnify
     -----------------------------
the Agents, the Lenders and the Issuing Bank and hold each harmless from and against all loss, liability, damage, expense, claims, costs, fines, penalties, assessments (including interest on any of the foregoing) and reasonable attorneys' fees, suffered or incurred by the Agents, the Lenders or the Issuing Bank which arise, result from or in any way relate to a breach or violation by the Borrower or any other Loan Party of any Environmental Law, either prior to or subsequent to the date hereof, including the assertion or imposition of any Lien on the Borrower's or its Subsidiaries' assets, or which relate to or arise out of an Environmental Claim. The Borrower's obligations hereunder shall survive the termination of this Agreement and the repayment of the Obligations.

4.12 Year 2000. The Borrower shall, and shall cause each Subsidiary to, take all
     ---------
action necessary to assure that such Person's computer-based systems are able to effectively process data including dates prior to, on, and after January 1, 2000 such that there will be no Material Adverse Effect. At the request of the Administrative Agent, the Borrower shall provide the Administrative Agent with assurance reasonably acceptable to the Administrative Agent of the Borrower's or any Subsidiary's Year 2000 capability.

4.13 Restricted Subsidiaries Becoming Guarantors. The Borrower shall cause each
     -------------------------------------------
Subsidiary which becomes a Restricted Subsidiary after the Closing Date to execute and deliver to the Administrative Agent a Guaranty Agreement. Such execution and delivery shall occur within 15 days of such Subsidiary becoming a Restricted Subsidiary.


ARTICLE 5. NEGATIVE COVENANTS

  From the date hereof and thereafter until the termination of the Commitment and until the Loans and the other Obligations of the Borrower hereunder are paid in full, the Borrower agrees, for the benefit of the Agents, the Lenders and the Issuing Bank, that it will comply with each of the following negative covenants:

5.1 Indebtedness. The Borrower shall not and shall not permit its Subsidiaries
    ------------
to create, incur, assume or permit to exist or remain outstanding any Indebtedness, except for:

    (i) The Indebtedness owed by the Borrower to the Lenders or the Issuing Bank hereunder;

    (ii) Consolidated Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date to remain outstanding and unpaid after the Closing Date and listed on Schedule 5.1 and any extensions, renewals or refinancings thereof, in
          ------------
outstanding principal amounts not greater than those shown on Schedule 5.1; and
                                                              ------------

    (iii) Additional Consolidated Indebtedness, including without limitation purchase money indebtedness and Capitalized Lease Obligations, of the Borrower and its Subsidiaries in an amount not to exceed $12,500,000 at any one time outstanding.

5.2 Liens; Negative Pledge. The Borrower shall not and shall not permit its
    ----------------------
Subsidiaries to create, assume, incur or suffer to exist any Lien upon any of their respective assets and properties, whether tangible or intangible, whether now owned or in existence or hereafter acquired or created and wherever located, nor acquire nor agree to acquire any assets or properties subject to a Lien, except for Permitted Liens. The Borrower shall not and shall not permit its Restricted Subsidiaries to make or enter into any agreement (other than agreements with the Administrative Agent for the benefit of the Agents, the Lenders and the Issuing Bank) for the benefit of any Person not to grant Liens, except for such agreements existing on the date hereof and relating to the Liens set forth in Schedule 1.1 and the Indebtedness set forth on Schedule 5.1.
   ------------

5.3 No Limitation on Dividends and Distributions. The Borrower shall not permit
    --------------------------------------------
its Subsidiaries to enter into or otherwise be bound by any agreement not to pay dividends to the Borrower.


5.4 Liquidations, Mergers, Consolidations, Etc. The Borrower shall not and shall
    ------------------------------------------
not permit its Restricted Subsidiaries to dissolve, liquidate or wind up their respective affairs, or become a party to any merger or consolidation; provided,
                                                                      --------
however, any Subsidiary may merge into or consolidate with any Restricted
-------
Subsidiary with the Restricted Subsidiary being the surviving Person and any Subsidiary may merge into or consolidate with the Borrower, with the Borrower being the surviving Person; and provided, further, the Borrower or any
                                -----------------
Restricted Subsidiary may merge or consolidate with any other Person which is not a Subsidiary so long as (i) the Borrower or such Restricted Subsidiary, as the case may be, is the surviving Person, (ii) at the time of such merger or consolidation, no Default or Event of Default hereunder has occurred and is continuing; (iii) such merger or consolidation shall not itself cause there to be a Default or Event of Default hereunder; (iv) the Borrower shall have supplied to the Administrative Agent a certificate evidencing that, as of the effective date of the merger or consolidation, the Borrower is in compliance, taking into account such merger or consolidation, with the provisions of Section 5.10; and (v) if the consideration for such merger or consolidation consists in whole or in part of cash, the Board of Directors of such other Person shall not have objected to such merger or consolidation.

5.5 Dispositions of Assets. The Borrower shall not and shall not permit its
    ----------------------
Restricted Subsidiaries to sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of their respective properties or assets, whether tangible or intangible, except for (i) sales, conveyances, assignments, leases or transfers in the ordinary course of their respective businesses (ii) the sales, conveyances, assignments, leases or transfers of assets which are obsolete, of immaterial value, or no longer utilized in the business of the Borrower and (iii) sales conveyances, assignments, leases or transfers not covered by items (i) or (ii) above, provided that the aggregate proceeds of all such sales, transfers or other dispositions permitted by this item (iii) shall not exceed, on the aggregate in any one Fiscal Year of the Borrower, ten percent (10%) of the Borrower's Consolidated Total Assets as at the end of the immediately preceding Fiscal Year.

5.6 Loans, Advances and Investments. The Borrower shall not and shall not permit
    -------------------------------
its Restricted Subsidiaries to make loans, payments or other advances of funds to, or investments in, any Person, except for (i) loans or advances to or investments in Subsidiaries made by the Borrower or another Subsidiary; (ii) advances for expenses made to the Borrower's and the Subsidiaries' employees in reasonable amounts and in the ordinary course of business; (iii) loan or advances not permitted by items (i) or (ii) above to any Person which individually do not exceed

$1,000,000 and which do not exceed $5,000,000 in the aggregate at any one time outstanding; (iv) investments not otherwise permitted by items (i) or (v) of this Section 5.6 in a Person which, when made, do not exceed, individually, $2,000,000 or which, in the aggregate, do not exceed (using the initial cost of each such investment) $10,000,000 and (v) Permitted Investments.

5.7 Affiliate Transactions. The Borrower shall not and shall not permit its
    ----------------------
Subsidiaries to enter into or carry out any transaction with an Affiliate (including, without limitation, purchasing property or services from or selling property or services to any Affiliate or other Person) unless such transaction
(i) is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Administrative Agent at the Administrative Agent's request and (ii) is in accordance with all applicable Governmental Rules; provided, however, the
                                                   -----------------
foregoing shall not prohibit the Borrower or any Restricted Subsidiary from entering into any transaction at less than an arm's length terms and conditions or from making advances to any Subsidiary as provide in Section 5.6.

5.8 Use of Proceeds. Should all or any part of the Loans be deemed to be a
    ---------------
"purpose loan" which is "directly or indirectly secured" (as those terms are used in Regulation U) by "margin stock," as defined in Regulation U, the Borrower shall not use proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any such margin stock which would cause the outstanding Loans to be in violation of Regulations T, U or X. The Borrower shall not request or accept any Loan in violation of Regulations T, U or X. The Borrower shall not use proceeds of the Loans in a manner which violates any term or condition of any Loan Document or which violates any applicable law.

5.9 Change of Business. The Borrower shall not and shall not permit its
    ------------------
Subsidiaries to engage in any business other than the design, manufacture, sale and distribution of medical devices and other business reasonably related thereto.

5.10 Financial Covenants.
     -------------------

     (a) Net Worth. At all times the Borrower shall maintain Consolidated Net
         ---------
Worth greater than or equal to the sum of $160,000,000 plus (i) an amount equal
                                                       ----
to 50% of the Borrower's Consolidated Net Income (if positive) for each Fiscal Quarter ending after December 31, 1997 plus (ii) one hundred percent (100%) of
                                       ----
the Net Proceeds of each Equity Offering occurring after the Closing Date.

     (b) Leverage Ratio. At all times, the Borrower's Leverage Ratio shall not
         --------------
be more than 2.5 to 1.0.


     (c) Interest Coverage Ratio. At no time shall the ratio of the Borrower's
         -----------------------
Consolidated EBIT for the four (4) most recently completed Fiscal Quarters, taken as a single accounting period, to the Borrower's Consolidated Interest Expense for the four (4) most recently completed Fiscal Quarters, taken as a single accounting period, be less than 5.0 to 1.0.

ARTICLE 6. CONDITIONS TO MAKING ADVANCES

6.1 All Loans and Letters of Credit. The obligation of the Lenders to make each
    -------------------------------
Loan and the Issuing Bank to issue each Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

6.1a Request for Loan or Letter of Credit. Receipt by (i) the Administrative
     ------------------------------------
Agent, as to each Loan, of a request substantially in the form of Exhibit "B" hereto and satisfying the requirements of Section 2.1 and (ii) by the Issuing Bank, as to each Letter of Credit, of an Application for Letter of Credit.

6.1b No Default or Event of Default. The Borrower shall have performed and
     ------------------------------
complied with all agreements and conditions herein required to be performed or complied with by it prior to any Loan or Letter of Credit being made or issued and, at the time such Loan or Letter of Credit is made or as a result of making such Loan or issuing such Letter of Credit, no Default or Event of Default has occurred and is continuing or will be caused by the making of such Loan or issuing such Letter of Credit.

6.1c Representations Correct. The representations and warranties contained in
     -----------------------
Article 3 hereof and otherwise made in writing by or on behalf of the Borrower in connection with the transactions contemplated by the Loan Documents shall be
(i) correct when made and (ii) correct in all material respects at the time of each Loan.

6.1d No Material Adverse Change.  At the time of making such Loan or issuing
     --------------------------
such Letter of Credit, no Material Adverse Change has occurred and is continuing.

Each request for a Loan or a Letter of Credit, whether made orally or in writing, shall be deemed to be, as of the time made, a representation and warranty by the Borrower as to the accuracy of the matters set forth in Sections 6.1b, 6.1c and 6.1d.

6.2 Initial Loan. The obligation of the Lenders to make the first Loan is
    ------------
subject to the satisfaction of each of the following conditions precedent, each of which must be satisfactory to the Agents, the Lenders and the Issuing Bank, in addition to the applicable conditions precedent set forth in Section 6.1:

6.2a Credit Agreement. Receipt by the Administrative Agent of fully executed
     ----------------
counterparts of this Agreement.

6.2b Schedules to Credit Agreement. Receipt by the Administrative Agent of all
     -----------------------------
schedules to this Agreement and the other Loan Documents prepared by the Borrower, in form and substance satisfactory to the Administrative Agent.

6.2c Notes. Receipt by the Administrative Agent of each Revolving Credit Note
     -----
executed by the Borrower payable to the applicable Lender in the amount of such Lender's Commitment.

6.2d Guaranty Agreements. Receipt by the Administrative Agent of Guaranty
     -------------------
Agreements executed by each of the Guarantors.


6.2e Cancellation of Credit Agreement. Evidence that the Credit Agreement by and
     --------------------------------
between the Borrower and PNC Bank dated February 19, 1997 as amended has been terminated and all obligations due thereunder have been paid in full.

6.2f Cancellation of Line of Credit. Evidence that the Line of Credit pursuant
     ------------------------------
to the letter agreement between the Borrower and the PNC Bank dated May 23, 1988 has been terminated and all obligations due thereunder have been paid in full.

6.2g Corporate Documents for Borrower. Receipt by the Administrative Agent of
     --------------------------------
the following corporate documents for the Borrower:

     (i) a copy of its articles and/or certificate of incorporation, certified as true and correct by the Secretary of the State of Delaware not more than twenty (20) days prior to the date hereof;

     (ii) resolutions of the board of directors, in form and substance reasonably satisfactory to the Administrative Agent, authorizing the execution of the Loan Documents to be executed by the Borrower and the performance by the Borrower pursuant thereto, certified by the secretary of the Borrower as being true, correct, complete and in effect;

     (iii) a copy of the by-laws and all amendments thereto, certified by the secretary of the Borrower as being true, correct, complete and in effect; and

     (iv) an incumbency certificate for the Borrower, showing the names of the officers of the Borrower, their titles and containing their true signatures.

6.2h Corporate Documents for Guarantors. Receipt by the Administrative Agent of
     ----------------------------------
the following corporate documents for each Guarantor.

     (i) a copy of its articles or certificate of incorporation, certified as true and correct by the Secretary of State of the state of incorporation not more than twenty (20) days prior to the date hereof;

     (ii) resolution of the board of directors, in form and substance satisfactory to the Administrative Agent, authorizing the execution of the Loan Documents to which such Guarantor is a party and performance by such Guarantor pursuant thereto, certified by the secretary of such Guarantor as being true, correct complete and in effect;

    (iii) a copy of the by-laws of such Guarantor and all amendments thereto, certified by the secretary of such Guarantor as being true, correct, complete and in effect; and

     (iv) an incumbency certificate for such Guarantor showing the names of the officers of such Guarantor, their titles and containing their true signature.

6.2i Closing Certificate. Receipt by the Administrative Agent of a certificate
     -------------------
substantially in the form of Exhibit "D", dated as of the Closing Date and
                             -----------
executed by an Authorized Officer of the Borrower, stating that, as of the Closing Date and after giving effect to the Loans made on such date and Letters of Credit issued on such date, all of the representations and warranties made by the Borrower herein and in the other Loan Documents are true and correct; no Default or Event of Default exists; and that since December 31, 1997 no Material Adverse Change, except as disclosed on Schedule 3.7, has occurred.
                                       ------------

6.2j Request for Initial Loans.  Receipt by the Administrative Agent of written
     -------------------------
instructions addressed to the Administrative Agent and executed by the Borrower, instructing the Administrative Agent as to the disbursement of the Loan to be made on the Closing Date.

6.2k Adequacy of Legal Matters. All legal matters incident to the Loans and the
     -------------------------
Loan Documents shall be reasonably satisfactory to the Administrative Agent and its counsel.

6.2l Opinion of Counsel. Receipt by the Administrative Agent of a satisfactory
     ------------------
opinion of Reed Smith Shaw & McClay LLP, counsel to the Loan Parties, addressed to the Agents, the Lenders and the Issuing Bank. In rendering such opinion, Reed Smith Shaw & McClay LLP may rely on certificates from officers of the Borrower and its Subsidiaries, the Agents, the Lenders and the Issuing Bank as to factual matters on which such opinion is based.

6.2m Fees. Payment by the Borrower of all Fees which are to be paid on the
     ----
Closing Date.


ARTICLE 7. EVENTS OF DEFAULT; REMEDIES

7.1 Events of Default. Each of the following events shall constitute an Event of
    -----------------
Default:

7.1a Payment Defaults.
     ----------------

     (i) Payment Defaults Under Loan Documents. The Borrower shall default (i)
         -------------------------------------
in the payment of interest on the Loans when due, or in the payment of any of the Fees, expenses or other amounts due hereunder or under any of the other Loan Documents when due, and such default in payment of interest, Fees, expenses or other amounts shall have continued for a period of five (5) days after such due date, or (ii) in any payment of principal of the Loans made hereunder when due.

     (ii) Payment Defaults Under Other Indebtedness Documents. Any Loan Party
          ---------------------------------------------------
shall default in the payment of any Indebtedness (other than the Obligations owed under this Agreement), which Indebtedness has an aggregate outstanding principal balance of $2,000,000 or more when such payment is due (whether by acceleration or otherwise after) after giving effect to any grace or cure period, or default by any Loan Party in the performance of any term of any agreement or instrument under which any such Indebtedness is created or by which it is governed or evidenced, if the effect of any such default is to cause such Indebtedness to become, or to permit the holder or holders of such Indebtedness (or any Person on behalf of such holder) to declare such Indebtedness, due prior to its expressed maturity;

7.1b Insolvency, Etc.
     ----------------

     (i)  Involuntary Proceedings.  A proceeding shall have been instituted in a
          -----------------------
court having jurisdiction seeking a decree or order for relief in respect of any Loan Party in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, liquidator, trustee, sequestrator or similar official for such Loan Party or for a substantial part of their respective property, or for the winding up or liquidation of their respective affairs, and such shall remain uncontested for a period of fifteen (15) days or, if contested, remain undismissed or unstayed and in effect for a period of sixty
(60) days.

     (ii) Voluntary Proceedings. Any Loan Party shall institute proceedings to
          ---------------------
be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereafter in effect, or shall consent or acquiesce to the filing of any such petition, or shall consent to or acquiesce in the appointment of a receiver, liquidator, trustee, sequestrator or similar official for any Loan Party or for a substantial part of its respective property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or action shall be taken by any Loan Party in furtherance of any of the foregoing.

7.1c Dissolution; Cessation of Business. Any Loan Party shall terminate its
     ----------------------------------
existence, dissolve, liquidate substantially all of its assets, cease to exist or permanently cease operations except as provided in Section 5.4.

7.1d Change of Control.  The occurrence of a Change of Control.
     -----------------

7.1e Adverse Judgments. The aggregate amount of unbonded or unstayed final
     -----------------
judgments against any Loan Party for which no further appellate review exists shall, at any one time, exceed, by $2,000,000 or more, the aggregate amount of insurance proceeds available to pay such judgments.

7.1f Failure to Comply with Loan Documents.
     -------------------------------------

     (i) Failure to Comply with Negative Covenants. The Borrower shall default
         -----------------------------------------
in the due performance or observance of any negative covenant contained in
Article 5 of this Agreement.

     (ii) Failure to Comply with Other Covenants and Loan Documents. Any Loan
          ---------------------------------------------------------
Party shall default in the due performance or observance of any covenant, condition or provision set forth in this Agreement or any of the other Loan Documents to which it is a party which is not set forth elsewhere in this
Section 7.1, and such default described in this item (ii) shall not be remedied to the satisfaction of the Lenders for a period of thirty (30) days after the earlier of (A) such default becoming known to any Authorized Officer or (B) notice of such default being delivered by the Administrative Agent to the Borrower.

7.1g Misrepresentation. Any representation or warranty made by any Loan Party in
     -----------------
any Loan Document to which it is a party is untrue in any material respect as of the date made, or any schedule, statement, report, notice, certificate or other writing furnished by the Borrower to the Administrative Agent is untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

7.1h Invalidity, Etc. of Loan Documents. Any material provision of any Loan
     ----------------------------------
Document shall at any time for any reason cease to be valid and binding on Loan Party to such Loan Document, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party or any Governmental Authority, or any Loan Party shall deny that it has any or further liability or obligation under any Loan Document to which it is a party.

7.2 Remedies.
    --------

7.2a Events of Default Under Sections 7.1b and 7.1c. Upon the occurrence of an
     ----------------------------------------------
Event of Default set forth in Sections 7.1b and 7.1c, the Commitment and the Letter of Credit Commitment shall automatically terminate, and the Loans, the Revolving Credit Notes, interest accrued thereon and all other Obligations of the Borrower to the Agents, the Lenders and the Issuing Bank shall become immediately due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. Thereafter, the Lenders shall have no further obligation to make any additional Loans hereunder nor shall the Issuing Bank have any obligation to issue any additional Letters of Credit. In addition, during any sixty (60)-day period described in Section 7.1b(i), the Lenders shall not have any obligation to make any additional Loans hereunder nor shall the Issuing Bank have any obligation to issue any additional Letters of Credit.

7.2b Remaining Events of Default.  Upon the occurrence and during
     ---------------------------
the continuance of any Event of Default set forth in Sections 7.1a, 7.1d, 7.1e, 7.1f, 7.1g or 7.1h the Required Lenders may, at their option, declare the Commitment and the Letter of Credit Commitment terminated, and the Loans, the Revolving Credit Notes, interest accrued thereon and all other Obligations of the Borrower to the Agents, the Lenders and the Issuing Bank to be due and payable, without the necessity of demand, presentation, protest, notice of dishonor or notice of default, all of which are hereby expressly waived by the Borrower. After any such declaration, the Lenders shall have no further obligation to make any additional Loans hereunder nor shall the Issuing Bank have any obligation to issue any additional Letters of Credit.

7.2c Additional Remedies. In addition to the remedies set forth above, upon the
     -------------------
occurrence of any Event of Default, (i) the Issuing Bank shall have the right to require the Borrower establish with the Issuing Bank and fund a cash collateral account to cash collateralize the Stated Amount of each outstanding Letter of Credit, and (ii) the Agents, the Lenders and the Issuing Bank shall have all of the rights and remedies granted to them under this Agreement and the other Loan Documents and all other rights and remedies granted by law to creditors.

7.2d Exercise of Remedies; Remedies Cumulative. No delay on the part of the
     -----------------------------------------
Agents, the Lenders and the Issuing Bank or failure by the Agents, the Lenders and the Issuing Bank to exercise any power, right or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude other or further exercises thereof, or the exercise of any other power, right or remedy. The rights and remedies in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which the Agents, the Lenders and the Issuing Bank would otherwise have.


ARTICLE 8.  ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT.

8.1 Appointment and Grant of Authority. Each of the Lenders hereby appoints PNC
    ----------------------------------
Bank, and PNC Bank hereby agrees to act as, the Administrative Agent under this Agreement, the Revolving Credit Notes and the other Loan Documents. Each of the Lenders hereby appoints Bank of America National Trust and Savings Association, and Bank of America National Trust and Savings Association hereby agrees to act as, the Documentation Agent under this Agreement, the Revolving Credit Notes and the other Loan Documents. As such Agents, the Agents shall have and may exercise such powers under this Agreement as are specifically delegated to them in their respective capacities, by the terms hereof, of the Revolving Credit Notes or of the other Loan Documents, together with such other powers as are incidental thereto. Without limiting the foregoing, the Administrative Agent, on behalf of the Lenders, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

8.2 Non-Reliance on Agents. Each Lender agrees that it has, independently and
    ----------------------
without reliance on the Agents and based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of the Loan Parties and their operations and independently made its own decision to enter into this Agreement. Each Lender further agrees that it will, independently and without reliance upon the Agents and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agents shall have no duty to keep the Lenders informed as to the performance or observance by the Loan Parties of this Agreement or the other Loan Documents, nor shall the Agents be required to inspect the properties or books of the Loan Parties. The Agents, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender for any failure to relay or furnish to such Lender any information. The preceding provisions of this Section 8.2 to the contrary notwithstanding, the Administrative Agent shall notify each of the Lenders as soon as practicable after it receives a notice of an Event of Default from the Borrower.

8.3 Responsibility of Agents and Other Matters.
    ------------------------------------------

8.3a Ministerial Nature of Duties. As among the Lenders and the Agents, the
     ----------------------------
Agents shall have no duties or responsibilities except those expressly set forth in this Agreement, the Revolving Credit Notes or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article 8. The duties of the Agents shall be ministerial and administrative in nature.

8.3b Limitation of Liability. As among the Lenders and the Agents, neither the
     -----------------------
Agents nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agents' respective responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agents nor any of their respective directors, officers or employees shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement, the Revolving Credit Notes or any of the other Loan Documents or
(B) any other document or instrument furnished pursuant to or in connection with this Agreement, (ii) the collectability of any amounts owed by the Borrower to the Lenders, (iii) the truthfulness of any recitals, statements, representations or warranties made to the Agents or the Lenders in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, electronic data transmission, facsimile transmission or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets, liabilities, financial condition, results of operations or business, or creditworthiness of the Borrower or any Guarantor.

8.3c Reliance. The Agents shall be entitled to act, and shall be fully protected
     --------
in acting upon, any telegram, teletype, electronic data transmission, facsimile transmission or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument, paper or communication believed by the Agents in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agents may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agents may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agents with reasonable care. The Agents shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other party thereto.

8.4 Action on Instructions. The Agents shall be required to act and shall be
    ----------------------
fully protected in so acting and shall be entitled to refrain from acting, and shall be fully protected in refraining from so acting, under this Agreement, the Revolving Credit Notes, the other Loan Documents or any other instrument or document executed or delivered in connection herewith or therewith, in accordance with written instructions from the Required Lenders or, in the case of the matters set forth in items (i) through (vii) of Section 9.2, from all of the Lenders.

8.5 Indemnification. To the extent the Borrower does not reimburse and save
    ---------------
harmless the Agents according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders ratably in accordance with their respective Commitment Percentages. Each Lender hereby agrees on such basis (i) to reimburse the Agents for such Lender's pro rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Lender's pro rata share, to indemnify and save harmless the Agents against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agents, other than as a consequence of gross negligence or willful misconduct on the part of the Agents, arising out of or in connection with (i) this Agreement, the Revolving Credit Notes, the other Loan Documents or any other agreement, instrument or document executed or delivered in connection herewith or therewith, or (ii) any action taken at the request of the Required Lenders or all of the Lenders hereunder, as the case may be, including without limitation the reasonable costs, expenses and disbursements in connection with defending themselves against any claim or liability, or answering any subpoena or other process related to the exercise or performance of any of their powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents executed or delivered in connection herewith or the taking or refraining from any action under or in connection with any of the foregoing.

8.6 Agents' Rights as Lenders. With respect to the Commitments of the Agents as
    -------------------------
Lenders hereunder, and any Loans of the Agents under this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto and any other amounts due to the Agents under this Agreement, the Agents shall have the same rights and powers, duties and obligations under this Agreement, the Revolving Credit Notes, the other Loan Documents or other agreement, instrument or document as any Lender and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not an Agent hereunder. The Agents may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if it were not an Agent hereunder.

8.7 Payment to Lenders. Promptly after receipt from the Borrower of any
    ------------------
principal repayment of the Loans, interest due on the Loans and any Facility Fees owing to the Lenders or other amounts due under any of the Loan Documents (except for such amounts which are payable for the sole account of any Lender or the Agents), the Administrative Agent shall distribute to each Lender that Lender's share of the funds so received.

8.8 Pro Rata Sharing. All interest and principal payments on the Loans and all
    ----------------
Commitment Fees and Letter of Credit Fees are to be divided pro rata among the Lenders in accordance with their respective Commitment Percentages. Any sums obtained from the Borrower by any Lender by reason of the exercise of its rights of set-off, banker's lien or in collection shall be shared (net of costs) pro rata among the Lenders on the basis of the principal amount of Loans outstanding. Nothing in this Section 8.8 shall be deemed to require the sharing among the Lenders of collections specifically relating to, or of the proceeds of any collateral securing, any other Indebtedness of the Borrower to any Lender.

8.9 Successor Agents.
    ----------------

8.9a Resignation of Agent. Either of the Agents may resign as Agents hereunder
     --------------------
by giving ninety (90) days prior written notice to the Lenders and the Borrower. If such notice shall be given, the Lenders shall appoint a successor agent for the Lenders, during such ninety (90) day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve an agent hereunder and under the several Loan Documents. If at the end of such ninety (90) day period, the Lenders have not appointed such a successor, the resigning Agent shall use reasonable commercial efforts to procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as a successor agent for the Lenders hereunder and under the several Loan Documents. Any such successor agent shall succeed to the rights, powers and duties of the resigning Agent.

8.9b Rights of the Former Agent. Upon the appointment of such successor agent or
     --------------------------
upon the expiration of such ninety (90) day period (or any longer period to which the resigning Agent has agreed), the resigning Agent's rights, powers and duties hereunder shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any resigning Agent's resignation hereunder as an Agent hereunder, the provisions of this Article 8 shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.


ARTICLE 9. GENERAL PROVISIONS

9.1 Set-Off. If the unpaid principal amount of the Revolving Credit Notes,
    -------
interest accrued on the unpaid principal amount of the Revolving Credit Notes or other amount owing by the Borrower under this Agreement, the Revolving Credit Notes or the other Loan Documents shall have become due and payable (at maturity, by acceleration or otherwise), each Lender will have the right, in addition to all other rights and remedies available to it, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Lender including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credit, or otherwise) now or in the future maintained by the Borrower with such Lender (but excluding in any event accounts held by such Lender in a fiduciary capacity or as trustee, such as Borrower's 401(k) Plan account). The Borrower consents to and confirms the foregoing arrangements and confirms each Lender's right of banker's lien and set-off. Nothing in this Agreement will be deemed a waiver or prohibition of or restriction on each Lender's rights of banker's lien or set-off.

9.2 Amendments and Waivers. Subject to the remaining provisions of this Section
    ----------------------
9.2, the Agents, the Lenders and the Borrower may, from time to time, enter into amendments, extensions, renewals, modifications, supplements and replacements to and of this Agreement, the Revolving Credit Notes or the other Loan Documents and the Lenders or the Required Lenders, as the case may be, may, from time to time, waive compliance with a provision thereof. No amendment, renewal, modification, extension, supplement, replacement or waiver of any provision of the Agreement, the Revolving Credit Notes or the other Loan Documents or consent to any departure therefrom by the Borrower shall be effective unless it is in writing and is signed by the Required Lenders (or the Administrative Agent with the written consent of the Required Lenders), and then such waiver or consent shall be effective only for the specific instance and for the specific purpose for which it is given; provided, however, that no amendment, renewal,
                       --------
modification, waiver or consent, unless in writing and signed by all of the Lenders (or the Administrative Agent with the written consent of all of the Lenders), shall do any of the following:

          (i) increase the Commitment of any Lender or subject any Lender to any additional obligations hereunder;

          (ii) except for changes permitted by Subsection 2.1f hereof or changes made pursuant to an Assignment and Assumption Agreement, change any Lender's Commitment Percentage or the aggregate or individual unpaid principal amount of the Revolving Credit Notes, or forgive the payment of the principal or interest payable on the Revolving Credit Notes;

          (iii) waive an Event of Default in the payment of principal and/or interest due hereunder and under any of the Revolving Credit Notes;

          (iv) decrease the interest rate relating to the Loans;

          (v) postpone any date fixed for any payment of principal of or interest on the Loans, the Commitment Fee, the Letter of Credit Fee, or any other obligations of the Borrower to the Lenders set forth in Article 2;

          (vi) reduce the Commitment Fee or the Letter of Credit Fee; or

          (vii) amend the definition of the term "Required Lenders" or amend or waive the provisions of Section 8.8 or this Section 9.2.

Any such supplemental agreement shall apply equally to the Borrower and each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and all future holders of the Revolving Credit Notes. In the case of any waiver, the Borrower, the Lenders and the Agents shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

9.3 Taxes. The Borrower shall pay any and all stamp, document, transfer and
    -----
recording taxes, filing fees and similar impositions payable or hereafter reasonably determined by the Administrative Agent to be payable in connection with this Agreement, the other Loan Documents and any other documents, instruments and transactions pursuant to or in connection with any of the Loan Documents other than for any tax which is measured on each Lender's net income. The Borrower agrees to save the Lenders harmless from and against any and all present and future claims or liabilities with respect to, or resulting from, any delay in paying or failure to pay any such taxes or similar impositions (other than taxes or similar impositions remitted by the Borrower to a Lender and which such Lender fails to pay in a timely or appropriate manner). The obligations of the Borrower pursuant to this Section 9.3 shall survive the termination of this Agreement and the repayment of the Obligations.

9.4 Expenses.  The Borrower shall pay:
    --------

    (i) All (A) out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents, and any and all other documents and instruments prepared in connection herewith, including the Administrative Agent's legal fees and expenses in connection therewith, and (B) reasonable costs and expenses of the Administrative Agent (including but not limited to reasonable fees and expenses of the Administrative Agent's counsel) in connection with all amendments, waivers, consents and other documents and instruments prepared or entered into from time to time in connection with this Agreement and the other Loan Documents, after the Closing Date; and

    (ii) All reasonable costs and expenses of the Agents, the Lenders and the Issuing Bank (including without limitation the reasonable fees and disbursements of each such Person's counsel) in connection with (A) the enforcement of this Agreement and the other Loan Documents arising pursuant to a breach by Borrower of any of the terms, conditions, representations, warranties or covenants of any Loan Document to which it is a party including without limitation workouts and renegotiations; or (B) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

All of such costs and expenses shall be payable by the Borrower to the Administrative Agent, upon demand or as otherwise agreed upon by the Administrative Agent and the Lenders, and shall constitute Obligations under this Agreement. The Borrower's obligations to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Obligations.

9.5 Notices.
    -------

9.5a Notice to the Borrower. All notices required to be delivered to the
     ----------------------
Borrower pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telex, telegram or facsimile transmission:

            Respironics, Inc.
            1501 Ardmore Boulevard
            Pittsburgh, Pennsylvania 15221
            Attention:    Steven Johnson
            Facsimile:    (412) 473-5020

9.5b Notice to the Administrative Agent or the Issuing Bank. All notices
     ------------------------------------------------------
required to be delivered to the Administrative Agent or the Issuing Bank pursuant to this Agreement shall be in writing and shall be sent to the following address, by hand delivery, recognized national overnight courier service, telex, telegram, facsimile transmission or by the United States mail, first class, postage prepaid:

            PNC Bank, National Association
            Multi-Bank Loan Administration
            One PNC Plaza - 4th Floor Annex
            249 Fifth Avenue
            Pittsburgh, Pennsylvania 15222-2707
            Attention:  Arlene M. Ohler
            Telephone:  (412) 762-3627
            Facsimile: (412) 762-7568

with a copy to:

            PNC Bank, National Association
            Regional Corporate Banking
            One PNC Plaza, 6th Floor
            249 Fifth Avenue
            Pittsburgh, Pennsylvania 15222
            Attention:  Enrico Della Corna
                        Vice President
            Telephone:  (412) 762-6036
            Facsimile:  (412) 762-7353

9.5c Notice to the Lenders.  All notices required to be delivered to
     ---------------------
the Lenders pursuant to this Agreement shall be in writing and shall be sent to the addresses set forth on the signature pages of the Agreement, by hand delivery, recognized national overnight courier service, telex, telegram, facsimile transmission or by the United States mail, first class, postage prepaid.

9.5d Receipt of Notices.  All such notices shall be effective three
     ------------------
(3) days after mailing, or when received, whichever is earlier. The Borrower, the Lenders and the Administrative Agent may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

9.6 Assignments and Participations.
    ------------------------------

9.6a Assignments.  Subject to the remaining provisions of this
     -----------
Subsection 9.6a, any Lender (a "Transferor Lender"), at any time, in the ordinary course of its commercial banking business and in accordance with applicable law, may sell to one or more financial institutions (individually a "Purchasing Lender"), a portion or all of its rights and obligations under this Agreement and the Revolving Credit Note then held by it, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit "F"
                                                                 -----------
executed by the Transferor Lender, such Purchasing Lender and the Administrative Agent; subject, however to the following requirements:

          (i) Each such assignment must be in a minimum amount of $5,000,000, or, if in excess thereof, in integral multiples of $1,000,000, unless the Transferor Lender's Commitment is less than $5,000,000, in which case such assignment shall be in the full amount of the Transferor Lender's Commitment;

          (ii) During the first ninety (90) days following the Closing Date, each assignment made shall become effective only on a date which coincides with the expiration date of any Euro-Rate Interest Period then in effect, unless the Administrative Agent and the Borrower agree to waive this provision;

          (iii) The Borrower and the Administrative Agent shall consent to each such assignment, which consent shall not be unreasonably withheld; and

          (iv) The Transferor Lender shall pay to the Administrative Agent a $3,500 service fee for each such transfer at the time of each such transfer;

provided, however, the restrictions set forth in item (i) above shall not apply
--------  -------
(x) in the case of an assignment by a Lender to an Affiliate of such Lender or
(y) in the case of any assignment by any Transferor Lender upon the occurrence and during the continuation of an Event of Default; and provided, further, that
                                                        --------  -------
upon the occurrence and during the continuance of an Event of Default the consent of the Borrower to any assignment shall not be required.

Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, all parties hereto agree that (a) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (b) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations as a Lender under this Agreement. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement (without further action) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Transferor Lender under this Agreement and its Revolving

Credit Note. On or prior to the Transfer Effective Date, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Credit Note held by the Transferor Lender, to the order of such Purchasing Lender in an amount equal to the Commitment or the Loans assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and a new Revolving Credit Note payable to the order of the Transferor Lender in an amount equal to the Commitment or the Loans retained by it hereunder.

In addition to the assignments permitted above, any Lender may assign and pledge all or any portion of its Loans and Revolving Credit Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations and duties hereunder.

9.6b Assignment Register. The Administrative Agent shall maintain, at its
     -------------------
address referred to in Subsection 9.3b, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Administrative Agent set forth in Subsection 9.3b for inspection by either the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

9.6c Participations. Each Lender, in the ordinary course of its commercial
     --------------
banking business and in accordance with applicable law, may sell to one or more Participants a participating interest in any Loan owing to such Lender, the interest of such Lender in any Revolving Credit Note or the Commitment of such Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Revolving Credit Note for all purposes under this Agreement and the Borrower, the other Lenders and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement or its Revolving Credit Note.

9.7 Withholding of Income Taxes. At least five (5) Business Days prior to the
    ---------------------------
first date on which interest or fees are payable hereunder for the account of any Lender or Participant each Lender or Participant that is not incorporated under the laws of the United States or a state thereof shall deliver to the Borrower and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-9, 4224 or 1001 or other applicable form prescribed by the Internal Revenue Service. Such form shall certify that such Lender or Participant is entitled to receive payments under this Agreement and any applicable Revolving Credit Note without deduction or withholding of any United States Federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or under United States Internal Revenue Service Form W-8, or another applicable form or a certificate of such Lender or

Participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Lender or Participant which delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably required by the Borrower or the Administrative Agent, either certifying that such Lender or Participant is entitled to receive payments under this Agreement and the Revolving Credit Notes without deduction or withholding of any United States Federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Administrative Agent shall be entitled to withhold United States Federal income taxes at the full withholding rate, unless the Lender or Participant establishes an exemption, or at the applicable reduced rate, as established pursuant to the provisions of this Section 9.7.

9.8 Indemnity. The Borrower hereby agrees to indemnify the Agents, the Lenders
    ---------
and the Issuing Bank and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans, the Revolving Credit Notes and any and all transactions related to or consummated in connection with the Loans, including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by the Agents, the Lenders and the Issuing Bank or any of their respective directors, officers, employees, attorneys, agents or Affiliates arising out of or related to investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any Federal securities law or any other Governmental Rule of any jurisdiction, or at common law or otherwise, that is alleged to arise out of or is based on (i) any untrue statement or alleged untrue statement of any material fact of the Borrower or any Affiliate of the Borrower in any document or schedule filed with the Securities and Exchange Commission or any other Governmental Authority; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any actual or alleged acts, practices or omissions of the Borrower or its directors, officers, partners, employees, attorneys, agents or Affiliates related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any Federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. Excluding, however, any claim arising due to the gross negligence or willful misconduct of the indemnified party. The indemnity set forth in this Section 9.8 shall be in addition to any other obligations or liabilities of the Borrower to the Agents, the Lenders of the

Issuing Bank, or at common law or otherwise. The provisions of this Section
9.8 shall survive the payment of the Obligations and the termination of this Agreement.

9.9 Successors and Assigns. This Agreement shall be binding upon the Borrower,
    ----------------------
the Agents, the Lenders, the Issuing Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agents, the Lenders, the Issuing Bank and their respective successors and assigns; provided,
                                                                       --------
however, that the Borrower shall not assign its rights or duties hereunder or
-------
under any of the other Loan Documents without the prior written consent of all of the Lenders and the Lenders shall not assign their interest hereunder except in accordance with Section 9.6 hereof.

9.10 Confidentiality. The Agents, the Lenders and the Issuing Bank shall keep
     ---------------
confidential and not disclose to any Person, other than to its directors, officers, employees, Affiliates and agents, and to actual and potential Purchasing Lenders or Participants, all non-public information concerning the Borrower and its Affiliates which comes into the possession of the Agents, the Lenders and the Issuing Bank during the term hereof. Notwithstanding the foregoing, the Agents, the Lenders and the Issuing Bank may disclose information concerning the Borrower (i) in accordance with normal banking practices and such Person's policies concerning disclosure of such information, (ii) pursuant to what any such Person believes to be the lawful requirements or request of any Governmental Authority regulating banks or banking, (iii) as required by Governmental Rule, judicial process or subpoena and (iv) to their respective attorneys, accountants and auditors.

9.11 Severability. Any provision of this Agreement which is prohibited or
     ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

9.12 Survival. All representations, warranties, covenants and agreements of the
     --------
Borrower contained herein or in the other Loan Documents or made in writing in connection herewith shall survive the issuance of the Revolving Credit Notes and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of the Loans, the Revolving Credit Notes and the Obligations is made.

9.13 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE
     -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, EXCEPTING APPLICABLE FEDERAL LAW AND EXCEPT ONLY TO THE EXTENT PRECLUDED BY THE MANDATORY APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

9.14 FORUM. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT
     -----
OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE BORROWER IS A PARTY MAY BE

COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND THE PARTIES HERETO AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN EITHER OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO THE PARTIES AT THEIR ADDRESSES SET FORTH IN SECTION 9.5, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. FURTHER, THE BORROWER HEREBY SPECIFICALLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND THE DISTRICT COURT OF THE UNITED STATES FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES AND HEREBY ACKNOWLEDGES THAT IT IS ESTOPPED FROM RAISING ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY CLAIM THAT EITHER SUCH COURT LACKS PROPER VENUE OR ANY
--------------------
OBJECTION THAT EITHER SUCH COURT LACKS PERSONAL JURISDICTION OVER THE BORROWER SO AS TO PROHIBIT EITHER SUCH COURT FROM ADJUDICATING ANY ISSUES RAISED IN A COMPLAINT FILED WITH EITHER SUCH COURT AGAINST THE BORROWER BY THE AGENTS, THE LENDERS OR THE ISSUING BANK CONCERNING THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR PAYMENT TO THE AGENTS, THE LENDERS OR THE ISSUING BANK. THE BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT THE CHOICE OF FORUM CONTAINED IN THIS SECTION 9.14 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY FORUM OR THE TAKING OF ANY ACTION UNDER THE LOAN DOCUMENTS TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

9.15 Non-Business Days. Whenever any payment under any of the Loan Documents is
     -----------------
due and payable on a day which is not a Business Day, except as otherwise provided in this Agreement, such payment may be made on the next succeeding Business Day, and such extension of time shall in each such case shall be included in computing interest in connection with such payment. The foregoing notwithstanding, all interest payments received by the Administrative Agent shall be applied to the monthly, quarterly or other interest periods to which they relate, regardless of when received by the Administrative Agent.

9.16 Integration. This Agreement is the entire agreement among the parties
     -----------
relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

9.17 Headings. Article, Section, Subsection and other headings used in this
     --------
Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

9.18 Counterparts. This Agreement and any amendment hereto may be executed in
     ------------
several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

9.19 WAIVER OF JURY TRIAL. EACH OF THE AGENTS, THE LENDERS, THE ISSUING BANK AND
     --------------------
THE BORROWER IRREVOCABLY WAIVE ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE AGENTS, THE LENDERS, THE ISSUING BANK AND THE BORROWER EACH ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Credit Agreement to be executed by their respective duly authorized officers as of the date first written above.


                              RESPIRONICS, INC., a Delaware corporation


                              By                                  (SEAL)
                                ----------------------------------
                              Name:
                              Title:



                              PNC BANK, NATIONAL ASSOCIATION,
                              in its capacity as the Administrative Agent, the Syndication Agent and the Issuing Bank hereunder


                              By
                                 -------------------------------------------
                              Name:
                              Title:



                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                         ASSOCIATION, in its capacity as the Documentation Agent hereunder


                               By
                                 -------------------------------------------
                               Name:
                               Title:


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among RESPIRONICS, INC., the Lenders party hereto, the Issuing Bank, PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as the Documentation Agent to be executed by its duly authorized officers as of the date first above written.

Commitment: $25,000,000                   PNC BANK, NATIONAL ASSOCIATION

Commitment Percentage:  25%
                                          By /s/ Enrico Della Corna
                                             ----------------------------------
                                          Name:  Enrico Della Corna
                                          Title: Vice President

Addresses for notice purposes:

PNC Bank, National Association
Multi-Bank Loan Administration
One PNC Plaza - 4th Floor Annex
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention:  Arlene M. Ohler
Telephone:  (412) 762-3627
Telecopier: (412) 762-8672

PNC Bank, National Association
Regional Corporate Banking
One PNC Plaza - 6th Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:  Enrico Della Corna
               Vice President
Telephone:  (412) 762-6036
Telecopier: (412) 762-7353

Address for Euro-Rate Loan Funding if different from above:

              N/A
-----------------------
Telephone:
          -------------
Telecopier:
           ------------
Telex:
      -----------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among RESPIRONICS, INC., the Lenders party hereto, the Issuing Bank, PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as the Documentation Agent to be executed by its duly authorized officers as of the date first above written.

Commitment:       $22,500,000                     BANK OF AMERICA NATIONAL
                                              TRUST AND SAVINGS ASSOCIATION

Commitment Percentage:  23%
                                               By
                                                 ----------------------------
                                               Name:
                                               Title:


Addresses for notice purposes:

Bank of America National Trust and Savings Association
231 S. LaSalle Street
Chicago, Illinois 60697
Attention: John Collopy
Telephone: (312) 828-2231
Telecopier: (312) 987-0303

Address for Euro-Rate Loan Funding if different from above:

              N/A
------------------------
Telephone:
          --------------
Telecopier:
           -------------
Telex:
      ------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among RESPIRONICS, INC., the Lenders party hereto, the Issuing Bank, PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as the Documentation Agent to be executed by its duly authorized officers as of the date first above written.

Commitment: $18,750,000              FIRST UNION NATIONAL BANK
Commitment Percentage:  19%

                                     By
                                       ------------------------------------
                                     Name:
                                     Title:


Addresses for notice purposes:

First Union National Bank
301 South College Street
One First Union Center
Charlotte, North Carolina 28288
Attention:  J. Matt MacIver
Telephone: (704) 374-4187
Telecopier: (704) 383-9144

Address for Euro-Rate Loan Funding if different from above:

              N/A
---------------------------
Telephone:
          -----------------
Telecopier:
           ----------------
Telex:
      ---------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among RESPIRONICS, INC., the Lenders party hereto, the Issuing Bank, PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as the Documentation Agent to be executed by its duly authorized officers as of the date first above written.

Commitment: $18,750,000                    FLEET NATIONAL BANK
Commitment Percentage:  19%

                                           By
                                             -----------------------------
                                           Name:
                                           Title:

Addresses for notice purposes:

Fleet National Bank
Edward F. McKenney
One Oxford Centre, Suite 1500
301 Grant Street
Pittsburgh, Pennsylvania
Attention:  Edward F. McKenney
Telephone: (412) 255-3764
Telecopier: (412) 255-3765

Fleet National Bank
10 Fountain Place
Mailstop NYFP 1046
Buffalo, New York 14202
Attention:  Kathy Mondia
Telephone: (716) 847-4487
Telecopier: (716) 847-7260

Address for Euro-Rate Loan Funding if different from above:

              N/A
----------------------------
Telephone:
          ------------------
Telecopier:
           -----------------
Telex:
      ----------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Agreement by and among RESPIRONICS, INC., the Lenders party hereto, the Issuing Bank, PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as the Documentation Agent to be executed by its duly authorized officers as of the date first above written.

Commitment: $15,000,000                       NORWEST BANK COLORADO,
                                              NATIONAL ASSOCIATION

Commitment Percentage:  15%

                                              By
                                                ------------------------------
                                              Name:
                                              Title:


Addresses for notice purposes:

Norwest Bank Colorado, National Association
1740 Broadway
Denver, Colorado 80274-8673
Attention:  Susan Petri
Telephone: (303) 863-4829
Telecopier: (303) 863-6670

Norwest Bank Colorado, National Association
1740 Broadway
Denver, Colorado 80274-8673
Attention:  Debbie Wright
Telephone: (303) 863-4829
Telecopier: (303) 863-6670

Address for Euro-Rate Loan Funding if different from above:

              N/A
----------------------------
Telephone:
          ------------------
Telecopier:
           -----------------
Telex:
      ----------------------